FILED PURSUANT TO RULE 424(b)(3)
                                                          FILE NUMBER: 333-77055

SUPPLEMENT NO. 5 DATED MARCH 21, 2000 TO BE USED WITH PROSPECTUS DATED AUGUST 3, 1999.




                      SUPPLEMENT NO. 5 DATED MARCH 21, 2000

                       TO PROSPECTUS DATED AUGUST 3, 1999

                               APPLE SUITES, INC.


     The following information supplements the prospectus of Apple Suites, Inc. dated August 3, 1999 and is part of the prospectus. THIS SUPPLEMENT NO. 5 INCORPORATES AND THEREFORE REPLACES ALL SUPPLEMENTS PREVIOUSLY IN USE (SUPPLEMENTS 1, 2, 3 AND 4). PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE PROSPECTUS AND THIS SUPPLEMENT.


                     TABLE OF CONTENTS FOR SUPPLEMENT NO. 5


      Status of the Offering..............................................................................S - 2
      Recent Developments.................................................................................S - 2
      Company Management..................................................................................S - 3
      Our Properties......................................................................................S - 3
      Property Acquisitions...............................................................................S - 4
               Overview...................................................................................S - 4
               Ownership and Leasing of Hotels............................................................S - 5
               Hotel Supplies and Franchise Fees..........................................................S - 6
               Description of Financing...................................................................S - 7
               Licensing And Management...................................................................S - 9
               Potential Economic Risk and Benefit Involving Apple Suites Management......................S - 9
      Summary of Material Contracts.......................................................................S - 10
      Description of Properties...........................................................................S - 17
      Management's Discussion and Analysis................................................................S - 46
      Selected Financial Data.............................................................................S - 51
      Update Concerning Prior Programs....................................................................S - 52
      Experts.............................................................................................S - 57
      Index to Financial Statements.......................................................................F - 1


     The prospectus and this supplement contain forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of common shares, future economic, competitive and market conditions and future business decisions. All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

                             STATUS OF THE OFFERING

     We completed the minimum offering of common shares at $9 per share on August 23, 1999. We are continuing the offering at $10 per share in accordance with the prospectus.


     As of March 17, 2000, we had closed on the following sales of our common shares:


                                                                                      Proceeds Net of Selling
              Price Per                 Number of                   Gross            Commissions and Marketing
            Common Share            Common Shares Sold             Proceeds              Expense Allowance
            ------------            ------------------           ------------        --------------------------

                 $ 9                    1,666,666.67             $15,000,000                 $13,500,000
                 $10                    2,256,256.00              22,562,560                  20,306,304
                                        ------------              ----------                  ----------
                        TOTAL           3,922,922.67             $37,562,560                 $33,806,304
                                        ============              ==========                  ==========



     We have purchased, either directly or through our subsidiaries, a total of 11 extended-stay hotels with the net proceeds of our offering. All of our hotels are licensed with Homewood Suites(R) by Hilton, which is a registered service mark of Hilton Hotels Corporation. A summary of our hotels appears below.

                               RECENT DEVELOPMENTS

     As discussed in detail below, we have a total of $68.6 million in notes payable in connection with the purchase of our hotels. Final principal payments are due as follows: (a) $34 million on October 1, 2000, (b) $30.2 million on November 1, 2000, and (c) $4.4 million on January 1, 2001. We plan to pay these notes with the proceeds from our continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, we may need to seek other measures to repay these loans. We currently are holding discussions with several lenders to obtain financing for the hotels and are exploring both unsecured and secured financing arrangements.

     Although no firm  financing  commitments  have been  received,  we believe, based on discussions with lenders and other market indicators, that we can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (a) continued operation of the hotels at or near current occupancy and room rate levels, as the hotel leases are based on a percentage of hotel suite income, (b) the general level of interest rates, including credit spreads for real estate based lending, and (c) general economic conditions.

     There is no assurance that we will be able to obtain financing to repay our current outstanding debt. If we are unable to obtain such financing and if our offering proceeds are insufficient, we would be subject to a number of default remedies, including possible loss of the hotels through foreclosure. Depending on the terms of any financing we obtain, we may need to modify our borrowing policy, as described in the prospectus, of holding our properties on an all-cash basis over the long-term.

                               COMPANY MANAGEMENT

     On August 16, 1999, we added four individuals to our board of directors. Those four individuals are Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily (all of whom are described in the prospectus).

     On the same date, Glade M. Knight, who is our Chairman, Chief Executive Officer and President, was authorized by the board of directors to close the purchase of hotels on our behalf as he deems in our best interests. He also was authorized to cause us to borrow, on either a secured or an unsecured basis, up to 75% of the purchase price for such hotels. We expect to repay any such borrowing from the proceeds of our ongoing offering and sale of common shares. There can be no assurance, however, that we will actually receive proceeds sufficient for that purpose.


     From August 1999 through March 2000, C. Douglas Schepker served as our Senior Vice President and Chief Operating Officer. His duties were assumed by Glade M. Knight in March 2000.


                                 OUR PROPERTIES

            (Map of United States shows general location of hotels)


                               [GRAPHICS OMITTED]


Date of              Name                                Total      Date of          Name                               Total
Purchase             of Hotel                            Suites     Purchase         of Hotel                           Suites
--------             --------                            ------     --------         --------                           ------
September 1999       Dallas - Addison                     120       November 1999    Atlanta - Peachtree                   92
September 1999       Dallas - Irving/Las Colinas          136       November 1999    Baltimore - BWI Airport              147
September 1999       North Dallas - Plano                  99       November 1999    Clearwater                           112
September 1999       Richmond - West End                  123       November 1999    Detroit - Warren                      76
October 1999         Atlanta - Galleria/Cumberland        124       November 1999    Salt Lake City - Midvale              98
                                                                    December 1999    Jackson-Ridgeland                     91


                              PROPERTY ACQUISITIONS

OVERVIEW

     We used the proceeds from our offering of common shares to pay 25% of the purchase price for each hotel to Promus Hotels, Inc., or an affiliate, as the seller. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotels Corporation. The balance, or 75% of the purchase price for each hotel, is being financed by Promus Hotels, Inc. as short-term or "bridge financing" (described in further detail below). We paid a 2% real estate commission on the total purchase price for each hotel to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The following table summarizes the purchase information for our hotels:


Hotel                                            Purchase           Amount      Real Estate
Name                                                Price    Financed (75%)       Commission
-----                                          ----------    -------------      -----------
Dallas - Addison                               $9,500,000       $7,125,000         $190,000
Dallas - Irving/Las Colinas                    11,200,000        8,400,000          224,000
North Dallas - Plano                            5,400,000        4,050,000          108,000
Richmond - West End                             9,400,000        7,050,000          188,000
Atlanta - Galleria/Cumberland                   9,800,000        7,350,000          196,000
Atlanta - Peachtree                             4,033,000        3,024,750           80,660
Baltimore - BWI Airport                        16,348,000       12,261,000          326,960
Clearwater                                     10,416,000        7,812,000          208,320
Detroit - Warren                                4,330,000        3,247,500           86,600
Salt Lake City - Midvale                        5,153,000        3,864,750          103,060
Jackson - Ridgeland                             5,846,000        4,384,500          116,920
                                              -----------      -----------       ----------

                                  TOTAL       $91,426,000      $68,569,500       $1,828,520
                                              ===========      ===========       ==========

OWNERSHIP AND LEASING OF HOTELS

     We directly purchased the hotels located in states other than Texas. The hotels that we own directly have been leased to Apple Suites Management, Inc.
under a master hotel lease agreement dated as of September 20, 1999. This agreement is among the material contracts described below.

     We purchased the hotels in Texas through one of our subsidiaries, Apple Suites REIT Limited Partnership, a Virginia limited partnership, based on business and tax planning considerations. We have two wholly-owned subsidiaries that serve as the sole general partner and sole limited partner of this limited partnership. The sole general partner is Apple Suites General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites LP, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     Under a master hotel lease agreement dated as of September 20, 1999, the three hotels in Texas have been leased to Apple Suites Services Limited Partnership, a Virginia limited partnership. This limited partnership is a subsidiary of Apple Suites Management, Inc. Two direct wholly-owned subsidiaries of Apple Suites Management, Inc. serve as the sole general partner and sole limited partner of the limited partnership. The sole general partner is Apple Suites Services General, Inc., a Virginia corporation. It holds a one percent partnership interest. The sole limited partner is Apple Suites Services Limited, Inc., a Virginia corporation. It holds a ninety-nine percent partnership interest. Glade M. Knight is the sole director of these two corporate partners.

     The following chart shows the ownership and leasing structure for our hotels in Texas:

           (All entities shown below are organized under Virginia law)

                               [GRAPHICS OMITTED]

     For simplicity, the general term "Apple Suites Management" will be used where appropriate as a combined reference to the entities that lease our hotels (Apple Suites Management, Inc. and its subsidiary, Apple Suites Services Limited Partnership).

HOTEL SUPPLIES AND FRANCHISE FEES

     We have provided Apple Suites Management with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth), and with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management is obligated to repay us under the promissory notes described below:

         Month of                Principal Amount          Principal Amount
      Promissory Note               (Supplies)             (Franchise Fees)
      ---------------               ----------             ----------------
September 1999                        $ 47,800                    $215,550
October 1999                            12,400                      55,800
November 1999                           52,500                     251,550
December 1999                            9,100                      45,000
                                        ------                     -------
                      TOTAL           $121,800                    $567,900
                                       =======                     =======

     Each promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs. After the initial payment of interest only, amortized payments of principal and interest are due in monthly installments. The promissory notes with respect to hotel supplies are payable to us in sixty-one (61) monthly installments. The promissory notes with respect to franchise fees are payable to us in one hundred twenty-one (121) monthly installments.

DESCRIPTION OF FINANCING

     As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price of our hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                                    Original                Remaining
         Month of                  Principal             Principal as of        Annual Rate            Date of
      Promissory Note                Amount               March 1, 2000         of Interest            Maturity
      ---------------                ------               -------------         -----------            --------
September 1999                      $26,625,000              $26,625,000            8.5%        October 1, 2000
October 1999                        $ 7,350,000              $ 7,350,000            8.5%        October 1, 2000
November 1999                       $30,210,000              $30,210,000            8.5%        December 1, 2000
December 1999                       $ 4,384,500              $ 4,384,500            8.5%        January 1, 2001
                                    -----------              -----------
                      TOTAL         $68,569,500              $68,569,500
                                     ==========               ==========

     We consider the financing from Promus Hotels, Inc. to be "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). Despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

     The promissory notes have several provisions in common, which include the following:

     o monthly interest payments, based on the actual number of days per month
     o our delivery of monthly notices to specify the net equity proceeds from our offering
     o our right to prepay the notes, in whole or in part, without premium or penalty
     o a late payment premium of four percent (4%) for any payment not made within ten (10) days of its due date

     Revenue from the operation of the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. The "net equity proceeds" from our offering of common shares will be the source of our principal payments. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.


     Under an October 1999 letter agreement, we were permitted to use such net equity proceeds to pay 25% of the purchase price for additional hotels, including the hotels we purchased in November and December of 1999. Furthermore, Hilton Hotels Corporation, the parent company of Promus Hotels, Inc. has agreed to defer principal payments until the earlier of April 28, 2000 or our purchase of two additional extended-stay hotels licensed with Homewood Suites(R) by Hilton. Otherwise, to the extent that we have such net equity proceeds, we are obligated to make monthly principal payments under the promissory notes dated as of September 20, 1999 and October 5, 1999. Once those promissory notes are paid in full, we will have a similar obligation to make monthly principal payments under the other promissory notes. Assuming the September and October promissory notes are paid in full by their common maturity date of October 1, 2000, principal under the November promissory note will be due in two monthly installments ending on December 1, 2000, and principal under the remaining promissory note will be due in a single installment on its maturity date of January 1, 2001.


     To date, we have made all scheduled interest payments under the promissory notes. The aggregate amount of our interest payments through March 2000 is $2,508,767.

     There can be no assurance that the net equity proceeds from our offering of common shares will be sufficient to pay principal under the promissory notes on or before the required due dates. The following amounts would be due on the maturity dates of the promissory notes, assuming that interest payments continue to be made on schedule and that no payments of principal are made before those maturity dates:

          Month of                    Date of              If Principal Due            Then Total Due
       Promissory Note                Maturity            at Maturity Equals         at Maturity Equals
       ---------------                --------            ------------------         ------------------
September 1999                 October 1, 2000                  $26,625,000               $26,811,010
October 1999                   October 1, 2000                  $ 7,350,000               $ 7,401,349
November 1999                  December 1, 2000                 $30,210,000               $30,421,056
December 1999                  January 1, 2001                  $ 4,384,500               $ 4,415,131
                                                                -----------                ----------
                                                TOTAL           $68,569,500               $69,048,546
                                                                 ==========                ==========


     In the event of a default under the promissory notes, various remedies are available to Promus Hotels, Inc. under certain deeds of trust, which are described below in the Summary of Material Contracts.

LICENSING AND MANAGEMENT

     We expect that our hotels will continue to be licensed with Homewood Suites(R) by Hilton. To help achieve that result, Apple Suites Management has executed separate license agreements with Promus Hotels, Inc. for each of our hotels. Promus Hotels, Inc. is managing each of the hotels under separate management agreements with Apple Suites Management. These license and management agreements are among the material contracts described below.

POTENTIAL ECONOMIC RISK AND BENEFIT INVOLVING APPLE SUITES MANAGEMENT

     Because federal tax laws prohibit us from directly operating our hotels, we have leased them to Apple Suites Management, Inc. or its subsidiary (Apple Suites Services Limited Partnership). Our president and chief executive officer, Glade M. Knight, is the sole shareholder of Apple Suites Management, Inc.

     The master hotel lease agreements have been structured to minimize, to the extent possible, the economic benefit to Apple Suites Management, Inc. and to maximize the rental income we receive from the hotels. However, revenues from operating the hotels may exceed payment obligations under the master hotel lease agreements, the license agreements and the management agreements. To the extent that operating income remains after those payment obligations are met, Apple Suites Management, Inc. will realize an economic benefit. The extent of this potential economic benefit cannot be determined at this time because it depends, in part, on future hotel revenues.

     Apple Suites Management, Inc. has agreed that it will retain its net income, if any, rather than distribute such income to Glade M. Knight. This agreement will remain in effect for the duration of the master hotel lease agreements, to help ensure that Apple Suites Management, Inc. will be able to make its rent payments.

     If the cash flow from the operations of the hotels and the retained earnings of Apple Suites Management, Inc. are insufficient to make the rental payments due under the master lease agreements, Apple Suites Management, Inc. can receive additional funding under two funding commitments. The funding commitments are dated as of September 17, 1999, and have been made by Glade M. Knight and Apple Suites Realty Group, Inc., which is wholly-owned by Mr. Knight. These funding commitments are payable on demand by Apple Suites Management, Inc. Under each funding commitment, Apple Suites Management, Inc. can make one or more demands for funding, subject to two qualifications. First, the aggregate payments under the funding commitments shall not exceed $2 million. Second, the demands for payment shall be limited, in amount and frequency, to those demands that are reasonably necessary to satisfy any capitalization or net worth requirements of Apple Suites Management, Inc., or payment obligations under the master hotel lease agreements for our hotels. Apple Suites Management, Inc. is not required to repay the funds it receives under the funding commitments.

                          SUMMARY OF MATERIAL CONTRACTS

DEEDS OF TRUST AND RELATED DOCUMENTS

     Each of our hotels is subject to a mortgage on its real property, a security interest in its personal property, and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases). These encumbrances are created by substantially similar documents. For simplicity, we will refer to each of these documents as a "deed of trust."

     Each deed of trust corresponds to one of the promissory notes we made to Promus Hotels, Inc., and secures the payment of principal and interest under that promissory note. The encumbrance created by a deed of trust will terminate when its corresponding promissory note is paid in full.

     We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further assignments of rents or leases with respect to the hotels.

     Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

     At each closing on our purchase of a hotel or group of hotels, we further encumbered the hotels we already owned with additional deeds of trust or with negative pledges. The negative pledges apply to three of our hotels (Richmond - West End, Clearwater and Baltimore - BWI Airport). The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. Each negative pledge was executed concurrently with a particular promissory note, and will terminate when its corresponding promissory note is paid in full.

ENVIRONMENTAL INDEMNITIES

     A separate environmental indemnity applies to each of our hotels. The indemnities are substantially similar and protect Promus Hotels, Inc. in the event that we undertake any corrective work to remove or eliminate hazardous materials from the hotels. Hazardous materials are defined in the indemnities to include, for example, asbestos and other toxic materials. We are not aware of any hazardous materials at the hotels, but there can be no assurance that such materials are not present.

     Under the indemnities, we have agreed to indemnify and protect Promus Hotels, Inc. from any losses that it may incur because of (a) the nonperformance, or delayed performance and completion, of corrective work; or
(b) the enforcement of the indemnities. The indemnity for a particular hotel corresponds to the promissory note that was executed at closing on the purchase of that hotel. In general, each indemnity will terminate when its corresponding promissory note is paid in full. However, the indemnities will continue with respect to those litigation or administrative claims, if any, that involve indemnified losses and that are pending at the date of full payment. In addition, for a period of four years after the date of such full payment, we will be obligated to pay any enforcement costs for subsequent litigation or administrative claims.

MASTER HOTEL LEASE AGREEMENTS

     All of our hotels, except the hotels in Texas, have been leased to Apple Suites Management, Inc. These leases were created by a master hotel lease agreement dated September 20, 1999, which has been supplemented to include the hotels we purchased after that date. The hotels in Texas have been leased to Apple Suites Services Limited Partnership under a separate and substantially similar master hotel lease agreement dated September 20, 1999.

     Each master hotel lease agreement has an initial term of ten years. Apple Suites Management has the option to extend the lease term for two additional five-year periods, provided that Apple Suites Management is not in default at the end of the prior term or at the time the option is exercised. If the first option is exercised, rental payments would continue to be adjusted as provided in the master lease agreement. If the second option is exercised, we must negotiate in good faith with Apple Suites Management to adjust the rental payments to a market rate for similar hotels. If no agreement can be reached, rental terms would be determined by an independent panel of experts in evaluating hotel REIT leases.


     We may terminate a master hotel lease agreement if we sell the hotels to a third party, if there is a change of control of Apple Suites Management, or based on any amendments to the Internal Revenue Code that would permit our direct operation of the hotels or would make the lease structure unnecessary. Upon any termination, we must compensate Apple Suites Management by paying the fair market value of the lease as of such termination, or by offering to lease one or more substitute hotels.


     The master hotel lease agreements provide for an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted annually in proportion to the Consumer Price Index. The following table shows the initial base rents for each hotel:

                                                       Base Rent
Name of Hotel                                       (1999 and 2000)
------------                                        ---------------
Dallas - Addison                                        $638,220
Dallas - Irving/Las Colinas                              824,340
North Dallas - Plano                                     501,930
Richmond - West End                                      674,190
Atlanta - Galleria/Cumberland                            661,320
Atlanta - Peachtree                                      414,150
Baltimore - BWI Airport                                  895,750
Clearwater                                               664,150
Detroit - Warren                                         408,450
Salt Lake City - Midvale                                 438,150
Jackson - Ridgeland                                      462,750

     Percentage rent is payable quarterly. The percentage rent for a particular hotel depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals (less sales and room taxes). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and percentage rent paid year-to-date. Beginning in 2001, the suite revenue breakpoints will be adjusted in proportion to the Consumer Price Index. Suite revenue breakpoints have been determined for the first quarter of each year during the initial term of the master hotel lease agreements. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The following table shows the initial suite revenue breakpoints for each hotel, before any adjustment due to the Consumer Price Index:

                            Suite Revenue Breakpoints
                  for the First Quarter of the Indicated Years

Name of Hotel                                    2000          2001          2002          2003
-------------                                    ----          ----          ----          ----

Dallas - Addison                             $256,255      $261,090      $265,925      $270,760
Dallas - Irving/Las Colinas                   330,985       337,230       343,475       349,720
North Dallas - Plano                          201,533       205,335       209,138       212,940
Richmond - West End                           270,698       275,805       280,913       286,020
Atlanta - Galleria/Cumberland                 265,530       270,540       275,550       280,560
Atlanta - Peachtree                           134,599       138,740       144,953       149,094
Baltimore - BWI Airport                       291,119       300,076       313,513       322,470
Clearwater                                    215,849       222,490       232,453       239,094
Detroit - Warren                              132,746       136,831       142,958       147,042
Salt Lake City - Midvale                      142,399       146,780       153,353       157,734
Jackson - Ridgeland                           150,394       155,021       161,963       166,590

Name of Hotel                                    2004          2005          2006          2007          2008
-------------                                    ----          ----          ----          ----          ----
Dallas - Addison                             $275,595      $280,430      $285,265      $290,100      $294,935
Dallas - Irving/Las Colinas                   355,965       362,210       368,455       374,700       380,945
North Dallas - Plano                          216,742       220,545       224,348       228,150       231,953
Richmond - West End                           291,128       296,235       301,343       306,450       311,558
Atlanta - Galleria/Cumberland                 285,570       290,580       295,590       300,600       305,610
Atlanta - Peachtree                           153,236       157,377       161,519       165,660       169,802
Baltimore - BWI Airport                       331,428       340,385       349,343       358,300       367,258
Clearwater                                    245,736       252,377       259,019       265,660       272,302
Detroit - Warren                              151,127       155,211       159,296       163,380       167,465
Salt Lake City - Midvale                      162,116       166,497       170,879       175,260       179,642
Jackson - Ridgeland                           171,218       175,845       180,473       185,100       189,728

     The sundry rent is payable quarterly and equals 99% of all sundry revenue, which consists of revenue other than suite revenue less the amount of sundry rent paid year-to-date.

     Under the master hotel lease agreements, Apple Suites Management must pay all taxes, other than real estate and personal property taxes, imposed on the hotels. In addition, Apple Suites Management must provide and pay for hotel utilities, such as electricity, gas, oil, water and sewer service. Apple Suites Management also must maintain and pay for insurance with respect to the hotels, including building insurance (with earthquake and flood insurance), equipment insurance (against loss or damage to steam boilers and similar apparatus) and loss of income insurance.

     The master hotel lease agreements require Apple Suites Management to maintain the hotels in good order and repair, except for ordinary wear and tear. This requirement applies to any underground utilities and the structural elements of the hotels, including the exterior walls and roofs. We are obligated to maintain a reserve fund for periodic repair, replacement or refurbishing of furniture, fixtures and equipment. Our payments to this reserve fund may equal up to 5% of suite revenue.

HOTEL LICENSE AGREEMENTS

     Each of our hotels is licensed with Homewood Suites(R) by Hilton under separate and substantially similar license agreements with Promus Hotels, Inc.. Under the license agreements, Apple Suites Management has the right to operate the hotels using the "System" established for all properties licensed with Homewood Suites(R) by Hilton. The "System" includes access to a reservation system, to advertising methods, to a "Standards Manual," and to other training, information, programs and policies.

     In exchange, Apple Suites Management has agreed to numerous requirements and restrictions applicable to its operation of the hotel. Apple Suites Management is also required to pay royalties and other fees, as described below.

     Apple Suites Management will be subject to various operational requirements pursuant to the license agreements and the Standards Manual. The Standards Manual is subject to change at any time. (As described below, Promus Hotels, Inc. will act as the manager of the hotels under separate management agreements.) As a practical matter, many of the requirements in the license agreements and Standards Manual will be the responsibility of Promus Hotels, Inc. However, certain requirements will remain the practical responsibility of Apple Suites Management. Furthermore, the failure of Promus Hotels, Inc. to comply with the management agreements will not, by itself, relieve Apple Suites Management from its obligations under the license agreements. In such event, the remedies available to Apple Suites Management may be limited to monetary damages for breach of the hotel management agreements.

     The hotels must be operated in accordance with the requirements established by Promus Hotels, Inc. These requirements cover matters such as the types of services and products that may be offered at the hotel, the style and type of signage, the appearance and condition of the hotel, the use of the reservations system for guests, adherence to a 100% Satisfaction Guarantee rule of operation, required insurance coverage and other requirements.

     Under the license agreements, Apple Suites Management may use the System only during the 20-year term of the license agreements. The license agreements are subject to early termination for various reasons, including default by Apple Suites Managemen or its efforts to obtain bankruptcy protection. If a license agreement is terminated for any reason, the hotel must immediately cease to identify itself as having a license with Homewood Suites(R) by Hilton.

     Apple Suites Management must pay the following monthly amounts to Promus Hotels, Inc. in accordance with the license agreements: (a) A royalty fee equal to 4% of the gross suites revenues (less sales and room taxes) received from rental of suites at the hotels; (b) a marketing contribution equal to 4% of gross suites revenues; (c) any amounts due Promus Hotels, Inc. for goods or services provided by Promus Hotels, Inc. to Apple Suites Management; and (d) the amount of sales, gross receipts or similar taxes imposed on Promus Hotels, Inc. as a result of each payment described above. The 4% marketing contribution is subject to change by Promus Hotels, Inc. from time to time. Furthermore, there is no assurance that the marketing contribution from a hotel will be used to fund advertising or marketing with respect to the hotel actually making the contribution.

     Under the license agreements, Promus Hotels, Inc. may require Apple Suites Management to upgrade hotel facilities from time to time to meet current standards, as then specified in the Standards Manual. We expect to pay the costs of any required upgrades from the proceeds of our ongoing offering of common shares, although there can be no assurance that such proceeds will be sufficient for this purpose.

HOTEL MANAGEMENT AGREEMENTS

     Each of our hotels is being managed by Promus Hotels, Inc. or an affiliate. To simplify the following discussion, the manager will be referred to as "Promus Hotels." The management of our hotels is governed by separate and substantially similar management agreements with Apple Suites Management.

     The management agreements require Promus Hotels to operate the hotels in conformity with the hotel license agreements described above. Promus Hotels will be responsible for directing the day-to-day activities of the hotels and establishing policies and procedures relating to the management and operation of the hotels.

     As part of its responsibilities for directing the day-to-day activities of the hotels, Promus Hotels will hire, supervise and determine the compensation and terms of employment of all hotel personnel. Promus Hotels also will determine the terms for admittance, room rates and all use of hotel rooms. Promus Hotels will select and purchase all operating equipment and supplies for the hotels. Promus Hotels will be responsible for (a) advertising and promoting the hotels in coordination with the requirements of the license agreements described above; and (b) obtaining and maintaining any permits and licenses required to operate the hotels.

     Each year, Promus Hotels will submit a proposed operating budget for each hotel to Apple Suites Management for its approval. Each budget will include a business plan describing the business objectives and strategies for each hotel for the period covered by the budget. In addition, Promus Hotels will submit a recommended capital budget to Apple Suites Management for its approval. The capital budget will apply to furnishings, equipment and ordinary hotel capital replacements needed to operate the hotels in accordance with the hotel license agreements. At a minimum, each year's budget for capital improvements will provide for capital expenditures that are required to meet the minimum standards of the hotel license agreement, subject to the following limits: (a) 3% of adjusted gross revenues for the first full year after the commencement of the management agreement; (b) 4% of adjusted gross revenues for the second full year after the commencement of the management agreement; and (c) 5% of adjusted gross revenues for each year thereafter.

     In exchange for performing the services described above, Promus Hotels will receive a management fee, payable monthly. The management fee will equal 4% of adjusted gross revenues. Adjusted gross revenues are defined generally as all revenues derived from the hotels, as reduced by (a) refunds; (b) sales and other similar taxes; (c) proceeds from the sale or other disposition of the hotels, furnishings and other capital assets; (d) fire and extended coverage insurance proceeds; (e) credits or refunds made to customers; (f) condemnation awards; (g) proceeds of financing or refinancing of the hotels; (h) interest on bank accounts; and (i) gratuities or service charges added to a customer's bill.

     Prior to the second anniversary of the management agreement, a portion of the management fee, equal to 1% of adjusted gross revenues, will be subordinated to payment of a basic return to Apple Suites Management. The basic return is generally equal to 11% of the purchase price for each hotel (and related acquisition costs).

     Each management agreement has a 15-year term. However, Apple Suites Management may terminate any management agreement after its tenth anniversary. If it does so, Promus Hotels will be entitled to a termination fee. The termination fee generally is equal to (a) the aggregate management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (b) the average monthly management fee earned during the preceding

24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     In addition, if the hotel license agreement for a particular hotel is terminated, Promus Hotels may terminate the corresponding management agreement. If Promus Hotels terminates the management agreement it will be entitled to a termination fee equal to (a) an amount that ranges from $426,690 to $899,000 (depending on the hotel involved) if the termination occurs within two years of the effective date of the management agreement; (b) 150% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the second anniversary but on or before the tenth anniversary of the effective date of the management agreement; (c) 75% of the aggregate monthly management fees earned during the preceding 24 months, if the termination occurs after the tenth anniversary but on or before the 14th anniversary of the effective date of the management agreement; or (d) the average monthly management fee earned during the preceding 24 months times the number of full calendar months remaining in the term, if the termination occurs after the 14th anniversary of the effective date of the management agreement.

     Beginning in the first full calendar year of operations, Apple Suites Management may terminate a management agreement if Promus Hotels fails to achieve, in any two consecutive calendar years, a gross operating profit which is at least equal to 85% of the annual budgeted gross operating profit. Promus Hotels can avoid termination by making a cash payment to Apple Suites Management that equals the difference between the gross operating profits achieved and 85% of the budgeted gross operating profits for the second such year. Generally, gross operating profit is defined as the amount by which adjusted gross revenues exceed operating costs.

COMFORT LETTERS

     Our decision to lease our hotels to Apple Suites Management is based upon certain technical tax considerations that apply to us as a REIT for federal income tax purposes. To address operational complexities and other potential problems that may arise from using Apple Suites Management as the lessee of our hotels and the party to the license agreements and management agreements, we have entered into separate and substantially similar "Comfort Letters" with Promus Hotels, Inc. with respect to each hotel. The comfort letters grant us certain rights if problems arise under such agreements, or if the lease structure is no longer necessary for tax purposes. The chief provisions of the comfort letters are described below.

     First, as long as we are the owner of the hotel and its corresponding license agreement is in effect, Promus Hotels, Inc. has agreed to notify us of any breach of any license agreement or management agreement by the lessee. We will have 10 days to cure any monetary default and 30 days to cure any non-monetary default. There is no opportunity to cure defaults not capable of being cured (such as bankruptcy of the lessee or a transfer in violation of the license agreement), but in such situation, a default would occur under the lease and we would be able to terminate the lease.

     Second, if there is a default under the lease and we elect to terminate the lease, we have the right, which may be exercised within 90 days after giving notice of termination to Promus

Hotels, Inc., to enter into a new lease agreement with a successor lessee. In general, any such successor lessee must be majority owned and controlled by us or our affiliates (which includes our directors and executive officers), must be a person or entity that has adequate financial resources to perform under the lease and must have a favorable reputation for integrity. The successor lessee cannot be the franchisor or operator of a competing chain of hotels. If we enter into a new lease, the successor lessee will have a right to enter into a new license agreement and new management agreement with Promus Hotels, Inc. for the balance of the original terms of those agreements. However, if we are unable to provide a qualified successor lessee within such 90-day period, the license agreement may be terminated at the option of Promus Hotels, Inc. and we will be obligated to pay liquidated damages to Promus Hotels, Inc. In general, liquidated damages are an amount equal to the total fees payable under the license agreement for the three years prior to termination. If the hotel has been open for less than three years, the amount is equal to the greater of: (a) 36 times the monthly average of fees payable for the period during which the hotel has been open; or (b) 36 times the amount payable for the last full month of operation prior to termination. If the hotel is open but has not been in operation for a full month, liquidated damages equal $3,000 per suite in the hotel.

     Third, the comfort letters provide that if the income tax rules that apply to REITs are amended to permit us to operate the hotel directly, we may give notice of such tax change to Promus Hotels, Inc. and of our election to terminate the lease. We then have the right to enter into a new license agreement and a new management agreement for a term equal to the balance of the original terms of such agreements.

                            DESCRIPTION OF PROPERTIES

     Each of our hotels is an extended-stay hotel, and is licensed with Homewood Suites(R) by Hilton. We believe that the majority of the guests at the hotels during the past 12 months have been business travelers. We expect that this pattern will continue.

     Each suite consists of a bedroom and a living room, with an adjacent kitchen area. The basic suite is known as a "Homewood Suite," which generally has one double or king-size bed. Larger suites, known as "Master Suites" or "Extended Double Suites" are also available. These suites have larger rooms, with either one king-size bed or two smaller beds. The largest suites contain two separate bedrooms. Wheelchair-accessible suites are available at each hotel.

     The suites have many features and amenities in common. Most suites have ceiling fans and two color televisions (one in the bedroom and one in the living room). Some suites have fireplaces. Typical living room furniture includes a sofa (often a fold-out sleeper sofa), coffee table and work/dining table with chairs. Some living rooms contain a recliner and a videocassette player. The kitchens vary, but generally have a microwave, refrigerator, dishwasher, coffee maker and stove, together with basic cookware and utensils.

     The hotel are marketed, in part, through the website for Homewood Suites(R) by Hilton (http://www.homewood-suites.com), which is generally available 24 hours a day, seven days a week, around the world. Reservations may be made directly through the web site. The reservation system and the web site are linked to, and cross-marketed with, the reservation systems and web sites for other hotel franchises that are owned and operated by Hilton Hotel Corporation. Such cross-marketing may affect occupancy at our hotels by directing travelers or potential guests toward, or away from, our hotels.

     The hotels were actively conducting business on the date of purchase. We believe that the purchases were conducted without materially disrupting any daily hotel operations. During the past 12 months, the hotels have been covered with property and liability insurance, and we have arranged to continue such coverage. We believe the hotels are adequately covered by insurance.

                                DALLAS - ADDISON

     The Homewood Suites(R) Dallas - Addison is located on a 3.3 acre site at 4451 Beltline Road, Addison, Texas 75244. The hotel is approximately 15 miles from downtown Dallas and 25 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of four buildings, each with two or three stories. The hotel contains 120 suites, which have a combined rentable area of 61,440 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Master Suite                                24                590
      Homewood Suite                              88                460
      Two-Bedroom Suite                            8                850

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $400,000 on renovations or improvements. We expect that the principal renovations and improvements will include: upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 64.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

     1995              1996             1997              1998             1999
     ----              ----             ----              ----             ----
    83.9%             78.4%            78.1%             76.9 %           73.8%


     During 1999, the average daily rate per suite was $89.87, and the average daily revenue per available suite was $66.30. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.9% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                                        Master               Master
(number of nights)              Homewood              (king)              (double)            Two Bedroom
------------------              --------              ------              --------            -----------
1   to   4                         $139                 $139                 $139                  $179
5   to 11                           109                  109                  109                   149
12 to 29                             89                   89                   89                   129
30 or more                           79                   79                   79                   119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 36.7% of the hotel's guests received a corporate discount.

     The  chief  corporate  accounts  (as  designated  in the  hotel's  records)
include: MBNA, CSC, Santa Fe International, Lucent Technologies, Lawson Software, People Soft, Business Jet, Stonebridge Technology and Acclivus. During 1999, the 10 largest corporate accounts were responsible for approximately 6.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $56.35             $55.18           $54.05            $54.25            $47.26

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,312,316 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Dallas                    $8,100,000            0.447699            $ 36,263.62
City of Dallas                      $8,100,000            1.460530            $118,302.93
Town of Addison                     $8,100,000            0.384600            $ 31,152.60
                                                                                ---------

                                                                TOTAL         $185,719.15
                                                                               ==========

     We estimate that the annual property tax on the expected improvements will be approximately $4,500 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Country Inn Suites, Hilton Inn and Quality Inns. The other competing hotels have franchises with Courtyard by Marriott and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Marriott (in two instances) and Budget Suites.

                           DALLAS - IRVING/LAS COLINAS

     The Homewood Suites(R) Dallas - Irving/Las Colinas is located on a 3.4 acre site at 4300 Wingren Drive, Irving, Texas 75039. The hotel is approximately 11 miles from downtown Dallas and 10 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in January 1990. It has wood frame construction, with an exterior of brick veneer, stucco, and wood siding. The hotel consists of five buildings, each with two or three stories. The hotel contains 136 suites, which have a combined rentable area of 80,144 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
         Master Suite                           20                     620
         Homewood Suite                        108                     560
         Two-Bedroom Suite                       8                     908

     The hotel offers a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool, a basketball court and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 181 spaces. The hotel provides complimentary shuttle service within a 3 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $450,000 on renovations or improvements. We expect that the principal renovations and improvements will include upgrading bathrooms, repairing the parking lot and improving the meeting room. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.5 nights, and approximately 69.3% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

     1995              1996             1997              1998             1999
     ----              ----             ----              ----             ----
     75.2%             75.2%            77.8%             75.8 %           76.4%


     During 1999, the average daily rate per suite was $94.71, and the average daily revenue per available suite was $72.35. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 19.9% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                          $134                $134                 $174
5   to 12                            119                 119                  159
13 to 29                             109                 109                  149
30 or more                            89                  89                  129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65.4% of the hotel's guests received a corporate discount.

     The  chief  corporate  accounts  (as  designated  in the  hotel's  records)
include: GTE, SAP America, Amdocs, Ernst & Young, Sprint, Oracle Corp., The Associates, Caltex, Associates Corp. of North America and Olympus America Inc. During 1999, the 10 largest corporate accounts were responsible for approximately 25% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $42.17             $44.42           $46.85            $47.48            $44.81

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,292,872 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                            Assessed             Tax Rate              Amount
Jurisdiction                                     Value             (per $100)             of Tax
------------                                     -----             ----------             ------
County of Dallas                                $9,519,990           0.447699             $ 42,620.90
City of Irving                                  $9,519,990           0.488000             $ 46,457.55
Irving School District                          $9,519,990           1.668400             $158,831.51
Dallas County Utility District                  $9,519,990           1.189800             $113,268.84
                                                                                           ----------

                                                                            TOTAL         $361,178.80
                                                                                           ==========

     We estimate that the annual real estate tax on the expected improvements will be approximately $8,500 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, StudioPlus and Summerfield Suites. The other competing hotels have franchises with Harvey Hotel Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We have no definite franchising information for these hotels.

                              NORTH DALLAS - PLANO

     The Homewood Suites(R) Dallas - Plano is located on a 2.67 acre site in the Preston Park Business Center. Its address is 4705 Old Sheppard Place, Plano, Texas 75093. The hotel is approximately 23 miles from downtown Dallas and 20 miles from the Dallas/Fort Worth International Airport.

     The hotel opened in April 1997. It has wood frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 99 suites, which have a combined rentable area of 50,120 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Extended Double Suite                     37                  510
      Homewood Suite                            55                  460
      Two-Bedroom Suite                          7                  850

     The hotel offers a meeting room that accommodates 20-25 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool and whirlpool, an exercise room, and a sports court. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 123 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $28,000 on renovations or improvements. We expect that the principal renovations and improvements will include interior upgrades and landscaping. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 63.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                           1997             1998              1999
                           ----             ----              ----
                           64.4%            70.9%             71.9%


     During 1999, the average daily rate per suite was $79.86, and the average daily revenue per available suite was $57.43. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.6% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                                       Extended
(number of nights)              Homewood              Double             Two Bedroom
------------------              --------             --------            -----------
1   to   6                          $109                $109                 $149
7   to 29                             69                  69                  109
30 or more                            59                  59                   99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49.5% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include J.C. Penney, Dr. Pepper/7-Up, Alcatel, Arco, Raytheon, State Farm Insurance, Rug Doctor, Sterling Software, Oracle Corp and Frito Lay . During 1999, the 10 largest corporate accounts were responsible for approximately 34% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

         1997                  1998                 1999
         ----                  ----                 ----
        $38.87                $43.99               $41.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,713,290 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Collin                  $7,124,145             2.35655            $167,884.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least nine competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Five of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Candlewood Suites, Homegate Suites, Hawthorne Suites and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott (in two cases), Hampton Inn Suites and Mainstay Suites. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately five miles of the hotel. Although we do not have complete franchising information for these hotels, we expect three of them to be franchised with Doubletree Suites, Marriott Townplace and Weston Suites.

                               RICHMOND - WEST END

     The Homewood Suites(R) Richmond - West End is located on a 3.8 acre site in the Innsbrook Corporate Center. Its address is 4100 Innslake Drive, Glen Allen, Virginia 23060. The hotel is approximately 14 miles from downtown Richmond and 20 miles from the Richmond International Airport.

     The hotel opened in May 1998. It has metal stud frame construction, with an exterior of brick veneer and stucco. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet/per Suite
      --------------                     ----------------  ---------------------
      Homewood King Suite                      98                   500
      Homewood Double Suite                    18                   500
      Two-Bedroom Suite                         7                   800

     The hotel offers a meeting room that accommodates up to 80 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include installing new telephone system and purchasing new furniture. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.1 nights, and approximately 52.1% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                            1998              1999
                                            ----              ----
                                            61.7 %            75.2%

     During 1999, the average daily rate per suite was $82.95, and the average daily revenue per available suite was $62.41. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 21.4% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)             (king bed)          (double bed)          Two Bedroom
------------------             ----------          ------------          -----------
1   to   4                        $114                 $114                 $154
5   to 29                           84                   84                  124
30 to 89                            74                   74                  114
90 or more                          74                   74                  114

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 79% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Target, Capital One, Circuit City, First Union National Bank, Virginia Power, Owens Minor, Saxon Mortgage Corp., Promus Hotels, Inc., Deloitte & Touche and Old Dominion Electric Cooperative. During 1999, the 10 largest corporate accounts were responsible for approximately 55% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

         1998                  1999
         ----                  ----
        $37.80                $44.06

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $8,461,493 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Henrico                 $5,806,300             0.9400             $54,579.22

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.


     At least seven competing hotels are located within one mile of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Comfort Suites and Courtyard by Marriott. The other competing hotels have franchises with AmeriSuites, Hampton Inn, Homestead Village and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for three extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Holiday Inn Express, Hilton Garden Inn and Marriott.


                          ATLANTA - GALLERIA/CUMBERLAND

     The Homewood Suites(R) Atlanta - Galleria/Cumberland is located on a 3.7 acre site at 3200 Cobb Parkway, Atlanta, Georgia 30339. The hotel is approximately 17 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in July 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with two or three stories. The hotel contains 124 suites, which have a combined rentable area of 85,600 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                                96                     700
      Homewood Suite                              24                     600
      Two-Bedroom Suite                            4                   1,000

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 15 to 20 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 150 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $285,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement and furniture acquisitions (sofas, recliners and televisions). We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 4.7 nights, and approximately 72% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     76.7%             71.7%            77.2%             77.4 %           79.2%


     During 1999, the average daily rate per suite was $86.62, and the average daily revenue per available suite was $68.64. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 20.1% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             ----------
1   to   4                          $119                $119                 $159
5   to 11                            109                 109                  149
12 to 29                              92                  92                  132
30 or more                            79                  79                  119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 39% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Boeing, J.D. Edwards & Company, SITA, Worldspan, Sprint, IBM, Lockheed Martin Corporation, Southcorp, Atlantic Envelope Corp. and Concert. During 1999, the 10 largest corporate accounts were responsible for approximately 12.8% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $34.44             $34.16           $36.45            $36.57            $36.29

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,445,773 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                            Assessed                 Taxable                  Tax                 Amount
Jurisdiction                     Value               Portion (40%)               Rate                of Tax
------------                     -----               -------------               ----                ------
Cobb County                   $5,217,693               $2,087,077              0.03427             $71,524.14

     We estimate that the annual property tax on the expected improvements will be approximately $3,900 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Homestead Village, Sheraton Suites and Summer Suites. The other competing hotels have franchises with Courtyard by Marriott, Embassy Suites, Hawthorne Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of one proposed construction project to build an extended-stay hotel within approximately one mile of the hotel. We expect this hotel to be franchised with Hampton Inn Suites.

                               ATLANTA - PEACHTREE

     The Homewood Suites(R) Atlanta - Peachtree is located on a 3.45 acre site at 450 Technology Parkway, Norcross, Georgia 30092. The hotel is approximately 25 miles from downtown Atlanta and 35 miles from the Hartsfield Atlanta International Airport.

     The hotel opened in February 1990. It has wood frame construction, with an exterior of brick veneer and wood siding. The hotel consists of four buildings, each with one, two or three stories. The hotel contains 92 suites, which have a combined rentable area of 53,920 square feet. The following types of suites are available:

         Type of  Suite                     Number Available  Square Feet Per Suite
         --------------                     ----------------  ---------------------
         Master Suite                               12                   650
         Homewood Suite                             76                   550
         Two-Bedroom Suite                           4                 1,080

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 117 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $500,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 5 nights, and approximately 56% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     79.5%             77.4%            74.8%             72.9%            70.1%

     During 1999, the average daily rate per suite was $81.17, and the average daily revenue per available suite was $56.86. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 13.5% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                         $99                  $99                  $139
5   to 11                           85                   85                   125
12 to 29                            75                   75                   115
30 or more                          59                   59                    99

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 42% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Hitachi, Perkin Elmer Corporation, CIBA Vision, Ultimate Software, Valmet, Federated Systems, IBM, Sunds Defibrator, Unisys and Mizuno. During 1999, the 10 largest corporate accounts were responsible for approximately 13.2% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $42.53             $47.16           $45.42            $41.95            $35.41

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $2,911,697 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                              Assessed                 Taxable                  Tax                 Amount
Jurisdiction                       Value               Portion (40%)               Rate                of Tax
------------                       -----               -------------               ----                ------
Gwinnett County                 $5,688,440               $2,275,380              0.03225              $73,381

     We estimate that the annual property tax on the expected improvements will be approximately $3,300 or less.

     At least six competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with AmeriSuites, Hilton Garden Inn and Residence Inn. The other competing hotels have franchises with Courtyard by Marriott, Marriott and Holiday Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. To our knowledge, no extended-stay hotels are being constructed within five miles of the hotel.

                             BALTIMORE - BWI AIRPORT

     The Homewood Suites(R) Baltimore - BWI Airport is located on a 4.69 acre site at 1181 Winterson Road, Linthicum, Maryland 21090. The hotel is approximately 8 miles from downtown Baltimore and 2 miles from the Baltimore-Washington International Airport.

     The hotel opened in March 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one building with four stories. The hotel contains 147 suites, which have a combined rentable area of 75,600 square feet. The following types of suites are available:

     Type of  Suite                     Number Available  Square Feet Per Suite
     --------------                     ----------------  ---------------------
      Master Suite                            20                    500
      Homewood Suite                         120                    500
      Two-Bedroom Suite                        7                    800

     The hotel offers a 40-seat breakfast/lounge area, and three meeting rooms that accommodate up to 125 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 157 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $60,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping . We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 7.5 nights, and approximately 67.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                            1998              1999
                                            ----              ----
                                            67.0%             83.2%


     During 1999, the average daily rate per suite was $94.17, and the average daily revenue per available suite was $78.39. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24.8% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                          $129                $129                 $169
5   to 11                            119                 229                  159
12 to 29                             109                 109                  149
30 or more                            89                  89                  129

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 93% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Defense Security Services, Gap, Ciera, Northcorp Grumman, National Security Agency, Boeing, International Paper, Lockheed Martin Corporation, Dept. of Defense and Carmax. During 1999, the 10 largest corporate accounts were responsible for approximately 13% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                          1998               1999
                          ----               ----
                        $33.46             $55.64

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $14,719,686 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999 (and is based on a formula that uses the assessed values for the current and prior years to determine a separate taxable amount):

                               Assessed            Assessed           Taxable         Tax Rate          Amount
Tax Jurisdiction             Value (1999)        Value (1998)         Amount         (per $100)         of Tax
----------------             ------------        ------------         ------         ----------         ------
State of Maryland/            $11,085,900        $10,316,100        $4,229,080          2.57         $108,687.36
Anne Arundel County

     We estimate that the annual property tax on the expected improvements will be approximately $800 or less.

     At least five competing hotels are located within two miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Candlewood Suites. The other competing hotels have franchises with AmeriSuites, Comfort Suites, DoubleTree Suites and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately seven miles of the hotel. We expect these new hotels to be franchised with Hilton Garden Inn and Town Place Suites.

                                   CLEARWATER

     The Homewood Suites(R) Clearwater is located on a 5.91 acre site at 2233 Ulmerton Road, Clearwater, Florida 33762. The hotel is approximately 12 miles from downtown Tampa/St. Petersburg and 15 miles from the Tampa International Airport.

     The hotel opened in February 1998. It has concrete masonry construction, with a stucco exterior. The hotel consists of one buildings with two stories. The hotel contains 112 suites, which have a combined area of 58,400 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Homewood King Suite                     88                    500
      Homewood Double Suite                   16                    500
      Two-Bedroom Suite                        8                    800

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates up to 75 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 118 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $15,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, common area upgrades and bathroom upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 2.9 nights, and approximately 45% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                            1998              1999
                            ----              ----
                           63.4%             75.8%


     During 1999, the average daily rate per suite was $89.68, and the average daily revenue per available suite was $67.93. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 24% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)                King                Double             Two Bedroom
------------------              --------             --------            -----------
1   to   4                        $109                 $109                 $149
5   to 11                           99                   99                  139
12 to 29                            99                   89                  129
30+                                 69                   69                  109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 78.7% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Raymond James, Home Shopping Network, Lucent Technologies, Tech Data, Honeywell, Unisys, Franklin Templeton Group, PSCU, Raytheon and Digital Lightwave. During 1999, the 10 largest corporate accounts were responsible for approximately 31% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                         1998               1999
                         ----               ----
                       $35.31             $47.55

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $7,561,172 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $1000)            of Tax
------------                         -----             -----------            ------
Pinellas County                   $4,312,200             22.9033            $98,763.61

     We estimate that the annual property tax on the expected improvements will be approximately $180 or less.

     At least seven competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Candlewood Suites, Fairfield Inn and Town Place Suites. The other competing hotels have franchises with Courtyard by Marriott, Holiday Inn Select, La Quinta Inns and Residence Inn. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for four extended-stay hotels within approximately three miles of the hotel. We expect these new hotels to be franchised with Hawthorn Suites, Radisson Suites, Spring Hill Suites and Woodbridge Suites.

                                DETROIT - WARREN

         The Homewood Suites(R) Detroit - Warren is located on a 2.84 acre site at 30180 N. Civic Center Drive, Warren, Michigan 48093. The hotel is approximately 17 miles from downtown Detroit and 31 miles from the Detroit Metropolitan Wayne County Airport.

         The hotel opened in March 1990. It has wood frame construction, with a plaster and wood trim exterior. The hotel consists of three buildings, each with one, two or three stories. The hotel contains 76 suites, which have a combined rentable area of 31,520 square feet. The following types of suites are available:

         Type of  Suite                     Number Available  Square Feet Per Suite
         --------------                     ----------------  ---------------------
         Master Suite                             8                    540
         Homewood Suite                          60                    360
         Two-Bedroom Suite                        8                    700

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 77 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $330,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet repairs, sidewalk and parking area repairs, common area upgrades and exercise equipment upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 6.2 nights, and approximately 55.9% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, for the last five years:

                  Average Daily Occupancy Rate (calendar year)

      1995              1996             1997              1998             1999
      ----              ----             ----              ----             ----
     71.5%             71.6%            80.3%             76.2%            74.3%


     During 1999, the average daily rate per suite was $88.11, and the average daily revenue per available suite was $65.46. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 15.2% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------             ---------              ------             -----------
1   to   6                          $104                $104                 $144
7   to 29                             95                  95                  135
30 to 89                              89                  89                  129
90 or more                            79                  79                  119

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 59% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include General Motors, Raytheon, Chrysler, Ernst &Young, Optima Package, Electronic Systems, Boeing,

Chrysler First, IBM, PBS and J. Liebherr Machine Tool. During 1999, the 10 largest corporate accounts were responsible for approximately 19.6% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since for the last five years:

    1995               1996             1997              1998              1999
    ----               ----             ----              ----              ----
  $45.37             $49.68           $57.14            $58.75            $57.61

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $3,755,879 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $100)             of Tax
------------                         -----             ----------             ------
County of Macomb                    $1,131,410              5.0171            $ 5,676.40
City of Warren                      $1,131,410             16.0468            $18,155.51
School District                     $1,131,410             28.6050            $32,363.98
                                                                               ---------

                                                                TOTAL         $56,195.89
                                                                               =========

     We estimate that the annual property tax on the expected improvements will be approximately $8,200 or less.

     At least five competing hotels are located within three miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Three of the competing hotels are newer than the hotel. The newer competing hotels have franchises with Extended Stay America, Residence Inn and Studio Plus. The other competing hotels have franchises with Best Western and Courtyard by Marriott. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two extended-stay hotels within approximately five miles of the hotel. We expect these new hotels to be franchised with Red Roof Inn and Sleep Inn.

                            SALT LAKE CITY - MIDVALE

     The Homewood Suites(R) Salt Lake City - Midvale is located on a 3.44 acre site at 844 E. North Union Avenue, Midvale, Utah 84047. The hotel is approximately 11 miles from downtown Salt Lake City and 15 miles from the Salt Lake City International Airport.

     The hotel opened in November 1996. It has concrete masonry construction, with an aluminum siding exterior. The hotel consists of one buildings with three stories. The hotel contains 98 suites, which have a combined rentable area of 60,070 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                            21                    590
      Homewood Suite                          71                    590
      Two-Bedroom Suite                        6                    965

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 110 spaces. The hotel provides complimentary shuttle service within a five mile radius.

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $72,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, landscaping, parking lot restriping and common area upgrades. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

     During 1999, the average stay at the hotel was approximately 3.5 nights, and approximately 47.7% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                    1997             1998              1999
                    ----             ----              ----
                    51.1%            63.8%             63.5%

     During 1999, the average daily rate per suite was $89.03, and the average daily revenue per available suite was $56.55. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 16.2% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay                  Homewood             Homewood
(number of nights)               (King)              (Double)              Master             Two Bedroom
------------------               ------              --------              ------             -----------
1   to   4                         $99                  $99                  $99                 $139
5   to 12                           89                   89                   89                  129
13 to 29                            79                   79                   99                  119
30 or more                          69                   69                   69                  109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 49% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include American Express, The Associates, Meridian Diagnostics, Regency Blue Cross, Cimetrix, Baxter Healthcare, Fed-Ex, Onyx Acceptance, 3M and United Healthcare. During 1999, the 10 largest corporate accounts were responsible for approximately 10% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

                  1997               1998              1999
                  ----               ----              ----
                $27.30             $35.09            $33.67

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $4,657,834 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table summarizes the hotel's real estate tax information for 1999:

Tax                                Assessed             Tax Rate              Amount
Jurisdiction                         Value             (per $1000)            of Tax
------------                         -----             -----------            ------
County of Salt Lake               $5,632,000            0.013595            $76,567.04

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least five competing hotels are located within five miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) None of the competing hotels are newer than the hotel. The other competing hotels have franchises with Candlewood Suites, Courtyard by Marriott, Crystal Inn and Residence Inn (in two cases). We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of proposed construction to build one extended-stay hotel within approximately three miles of the hotel. We expect this hotel to be franchised with Microtel.

                               JACKSON - RIDGELAND

     The Homewood Suites(R) Jackson - Ridgeland is located on a 3.9 acre site at 853 Centre Street, Ridgeland, Mississippi 39157. The hotel is approximately 10 miles from downtown Jackson and 15 miles from the Jackson Municipal Airport.

     The hotel opened in February 1997. It has wood frame construction and consists of a single building with three stories. The hotel contains 91 suites, which have a combined rentable area of 41,729 square feet. The following types of suites are available:

      Type of  Suite                     Number Available  Square Feet Per Suite
      --------------                     ----------------  ---------------------
      Master Suite                             56               406 to 510
      Homewood Suite                           29               458 to 557
      Two-Bedroom Suite                         6                  690

     The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 45 to 50 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 108 spaces. The hotel provides complimentary shuttle service within a five mile radius (and to the airport).

     We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $58,000 on renovations or improvements. We expect that the principal renovations and improvements will include carpet replacement, furniture replacement, bathroom upgrades and parking lot resurfacing and restriping. We expect to pay for the costs of these renovations and improvements with proceeds obtained from our ongoing offering of common shares.

         During 1999, the average stay at the hotel was approximately 3.2 nights, and approximately 47.4% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                    1997             1998              1999
                    ----             ----              ----
                   63.8%            80.6%             77.6%


     During 1999, the average daily rate per suite was $81.96, and the average daily revenue per available suite was $63.63. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit such payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of revenue specified above, approximately 17.6% of the hotel's revenue would be needed to cover its portion of the interest payments.


     The hotel's current rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)              Homewood              Master             Two Bedroom
------------------              --------              ------             -----------
1   to   4                         $92                  $92                  $132
5   to 11                           82                   82                   122
12 to 28                            74                   74                   114
29 or more                          69                   69                   109

     The hotel offers a weekend discount, which varies by type of suite and may equal up to 33% off the basic rate. The discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. During 1999, we estimate that approximately 65% of the hotel's guests received a corporate discount.

     The chief corporate accounts (as designated in the hotel's records) include Fire Victims, Entergy, Baptist Healthcare, Mississippi Diversified, Copac, Athena Computer Learning, Ergon, International Paper, Illinois Central and Nissan. During 1999, the 10 largest corporate accounts were responsible for approximately 16% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

     The table below shows the average effective annual rental per square foot since the opening of the hotel:

       1997               1998              1999
       ----               ----              ----
      $33.32             $50.70            $50.65

     The depreciable real property component of the hotel has a currently estimated Federal tax basis of $5,287,765 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

     The following table summarizes the hotel's real estate tax information for 1999:

Tax                         Estimated Value          Taxable Portion               Tax                 Amount
Jurisdiction                (tax purposes)         (of Estimated Value)            Rate                Of Tax
------------                --------------         --------------------            ----                ------
Madison County                $4,044,310                 $606,650                0.09917             $60,161.48

     We estimate that the annual property tax on the expected improvements will be approximately $500 or less.

     At least six competing hotels are located within seven miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) One of the competing hotels is newer than the hotel. The newer competing hotel has a franchise with Townplace Suites. The other competing hotels have franchises with Residence Inn, Cabot Lodge, Courtyard by Marriott, Harvey Hotel and Hilton. We believe that the rates charged by the hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for up to six new extended-stay hotels within 12 miles of the hotel. We expect these new hotels to be franchised with Comfort Inn, Hawthorne Suites, Jameson Inn, King Edward Hotel, Hilton Gardens and Springhill Suites.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     Apple Suites, Inc. (the "company") owns extended-stay hotels. During 1999, the company acquired 11 hotels with 1,218 suites from Promus Hotels, Inc. or an affiliate. Promus Hotels, Inc. was subsequently acquired by Hilton Hotels Corporation ("Hilton") and is now a wholly-owned subsidiary of Hilton. The hotels were acquired for an aggregate purchase price of $91,426,000. Since current federal income tax laws prohibit a real estate investment trust from actively operating hotels, all of the company's hotels are leased to Apple Suites Management, Inc. or its subsidiary (the "lessee") pursuant to master hotel lease agreements ("Percentage Leases"). Each Percentage Lease obligates the lessee to pay rent equal to the sum of a base rent and a percentage rent based on suite revenues and sundry other revenues of each hotel. The lessee's ability to make payments to the company pursuant to the Percentage Leases is dependent primarily upon the operations of the hotels. See Note 9 to the consolidated financial statements for further lease information.

     The lessee holds the franchise and market reservation agreement for each of the hotels, which are operated as Homewood Suites(R) by Hilton. The lessee engages a third-party manager, Promus Hotels, Inc. ("Promus"), to operate the hotels. The company is externally advised and has contracted with Apple Suites Advisors, Inc. (the "Advisor") to manage its day-to-day operations and make investment decisions. The company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to provide brokerage and acquisition services in connection with its hotel acquisitions. The lessee, the Advisor and ASRG are all owned by Mr. Glade Knight, the company's Chairman and Chief Executive Officer. See Note 6 to the consolidated financial statements for further information on related party transactions.

RESULTS OF OPERATIONS

Apple Suites, Inc. (The Company)

     REVENUES: As operations of the company commenced effective September 1, 1999 with the purchase of four hotels, a comparison to 1998 is not possible. During the period ended December 31, 1999, the company had revenues of $2,518,031. All of the company's lease revenue is derived from the Percentage Leases covering the hotels in operations with the lessee.

     The company's other income consists of $158,171 of interest income earned from the investments of its cash and cash reserves and $10,915 of interest earned from the promissory notes with the lessee for franchise and hotel supplies.

     EXPENSES: The expenses of the company consist of property taxes, insurance, general and administrative expenses, interest on notes payable, and depreciation on the hotels. Total expenses, exclusive of interest and depreciation, for the period ended December 31, 1999 were $580,399 or 22% of total revenue.

     Interest expense was $1,245,044 for the period ended December 31, 1999 and represented interest on short-term notes payable to Hilton at an interest rate of 8.5%.

     Depreciation expense was $496,209 for the period ended December 31, 1999.

     Taxes, insurance, and other was $426,592 for the period ended December 31, 1999 or 16% of total revenue.

     General and administrative expense totaled 6% of total revenues. These expenses represent the administrative expenses of the company. This percentage is expected to decrease as the company's asset base grows.

Apple Suites Management, Inc. (The Lessee)

     The lessee incurred an operating loss for the period ending December 31, 1999 of $141,104 primarily due to the timing of the hotel acquisitions and the seasonality of the hotel industry. Historically, the hotel industry has seasonal variations in occupancy that can be expected to cause quarterly fluctuations in the company's lease revenues, particularly in the fourth quarter.

     REVENUES: As operations commenced effective September 1, 1999, a comparison to 1998 is not possible. Total revenues were $5,671,075 consisting primarily of suite revenue, which was $5,335,925 for the period ended December 31, 1999.

     For the period ended December 31, 1999 the average occupancy rate was 71%, average daily rate ("ADR") was $83, and revenue per available room ("REVPAR") was $59.

     EXPENSES: Total expenses for the period ended December 31, 1999 were $5,812,179. Rent expense represents $2,518,031 or 44% of total revenue. The lessee contracts with Promus to manage the day-to-day operations of the hotels. The lessee pays Promus fees of 4% of suite revenue for these functions. The lessee also pays Promus a fee of 4% of suite revenue for franchise licenses to operate as a Homewood Suites (R) by Hilton and to participate in its reservation system. Total expense for these services was $653,010 during the period.

LIQUIDITY AND CAPITAL RESOURCES

     EQUITY: The company commenced operations effective September 1, 1999 with the acquisition of four hotels using a combination of proceeds from the company's ongoing "best efforts" offering and notes. During 1999, the company sold 3,429,414 shares (1,666,667 shares at $9 per share and 1,762,747 shares at $10 per share) of its common stock to its investors. Included in the 1,762,747 shares sold is 9,294 common shares sold through the company's additional share option. The total gross proceeds from the shares sold were $32,627,476, which netted $28,591,260 to the company after the payment of selling commissions and other offering costs.

     During 1999, the company acquired 11 hotels with a total purchase price of $91,426,000. In conjunction with these acquisitions, the company executed notes in the aggregate of $68,569,500.

     The lessee's obligations under the Percentage Leases are unsecured. The lessee has limited capital resources, and, accordingly its ability to make lease payments under the Percentage Leases is substantially dependent on the ability of the lessee to generate sufficient cash flow from operations of the hotels. The company has certain abilities to cancel the lease with the lessee if the lessee does not perform under the terms of the lease.

     To support the lessee's obligations, the lessee has two funding commitments of $1 million each from Mr. Knight and ASRG, respectively (together "Payor"). The funding commitments are contractual obligations of the Payor to pay funds to the lessee. Funds paid to the lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the lessee or the lessee's payment obligations under the lease agreements, do not represent indebtedness, and are not subject to interest. The funding commitments terminate upon the expiration of the Master Hotel Lease agreements, written agreement between the Payor and the lessee, or payment of all commitment amounts by the Payor to the lessee. As of December 31, 1999, no contributions have been made by the Payor to the lessee under the funding commitments.

     NOTES PAYABLE: On April 20, 1999, the company obtained a line of credit in a principal amount of $1 million with a commercial bank guaranteed by Mr. Knight. The line required interest at LIBOR plus 1.50%. Interest was payable monthly and the principal balance and all accrued interest were paid in full by September 30, 1999.

     In conjunction with purchase of the 11 hotels, notes were executed by the company made payable to the order of Hilton in the amount of $68,569,500. The notes bear an effective interest rate of 8.5% per annum. Interest payments are due monthly. Principal payments are to be made from net proceeds from the offering of common shares. Hilton, which controls Promus, agreed to defer principal payments until the earlier of April 29, 1999 or such time as two additional hotels have been purchased by the company. At December 31, 1999, the company's borrowings were $68,569,500.

     The company has $68.6 million in notes payable with Hilton have principal payments of $34 million due on October 1, 2000, $30.2 million due on November 1, 2000 and $4.4 million due on January 1, 2001. The company plans to pay these notes with the proceeds from its continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, the company may have to seek other measures to repay these loans. The company is currently holding discussions with several lenders to obtain financing for its hotels and is exploring both unsecured and secured financing arrangements. Although no firm financing commitments have been received, the company believes that based on discussions with lenders and other market indicators it can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels as the company's leases are based on a percentage of hotel suite income,
(2) general level of interest rates including credit spreads for real estate based lending, and (3) general economic conditions. For each of the notes payable, all of the Company's 11 hotels serve as collateral.

     CASH AND CASH EQUIVALENTS: Cash and cash equivalents totaled $581,344 at December

31, 1999.

     CAPITAL REQUIREMENTS: The company has an ongoing capital commitment to fund its capital improvements. The company is required under the Percentage Leases to make available to the lessee for the repair, replacement, or refurbishing of furniture, fixtures, and equipment an amount equal to 5% of suite revenue monthly on a cumulative basis, provided that such amount may be used for capital expenditures made by the company with respect to the hotels. The company expects that this amount will be adequate to fund the required repair, replacement, and refurbishments and to maintain its hotels in a competitive condition. The company capitalized improvements of $290,741 in 1999. At December 31, 1999, $753,926 was held by Hilton, restricted for funding of these improvements.

     The company expects to acquire additional hotels during 2000. The company plans to have monthly equity closings in 2000, until the offering is fully funded, or until such time as the company may opt to discontinue the offering. During January and February 2000, the company closed the sale to investors of 335,487 shares at $10 per share representing net proceeds to the company of $3,019,377. It is anticipated that the equity funds will be invested in additional hotels and principal payments on the notes incurred in conjunction with the existing acquisitions.

     Capital resources are expected to grow with the future sale of its shares. Approximately 10% of the 1999 common stock dividend distribution, or $83,646, was reinvested in additional common shares. In general, the company's liquidity and capital resources are believed to be more than adequate to meet its cash requirements during 2000, given current and anticipated financing arrangements.

     The company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code. As a result, the company has no provision for taxes, and thus there is no effect on the company's liquidity from taxes.

     INFLATION: All of the company's Percentage Leases provide, on an annual basis, for adjustments in the rent payable thereunder, and thus may enable the company to obtain increased base rents, which generally serves to minimize the risk to the company of adverse effects of inflation. Operators of hotels, in general, possess the ability to adjust room rates daily to reflect the effects of inflation. Competitive pressures may, however, limit the operator's ability to raise room rates.

     SEASONALITY: The hotel industry historically has been seasonal in nature, reflecting higher occupancy rates primarily during the first three quarters of the year. Seasonal variations in occupancy at the company's hotels may cause quarterly fluctuations in the company's lease revenues, particularly during the fourth quarter, to the extent that it receives percentage rent. To the extent the cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in lease revenue, the company expects to utilize cash on hand or funds from equity raised through its "best efforts" offering to make distributions.

     IMPACT OF YEAR 2000: The company and lessee completed the year 2000 project as planned. The company and lessee have not experienced any year 2000 problems company-wide or from external sources and do not anticipate any. The company's total costs incurred to meet year 2000 compliance were not significant.

         MARKET RISK DISCLOSURES: In connection with the acquisition of the 11 hotels, the company incurred $68,569,500 of short-term borrowings at a fixed interest rate of 8.5%. The company has repricing risk associated with any refinancing of these debt obligations which have various maturity dates through January 2001.

         REIT MODERNIZATION ACT: In December 1999, the REIT Modernization Act ("RMA") was signed into law legislation. The most important feature of this legislation to the company is the ability under certain conditions to operate our hotels through a taxable REIT subsidiary without using a third party lessee. This provision of the RMA is not effective until after December 31, 2000. Our current lease agreements provide for termination of the lease agreements for changes in tax law such as the RMA. Currently, we are evaluating the impact of the RMA on our operating structure.

                            SELECTED FINANCIAL DATA

March 26, 1999 to December 31, 1999 (b)
--------------------------------------------------------------------------------

Revenues:

Lease revenue                                                       $  2,518,031
Interest income and other revenue                                        169,086
                                                                     -----------
Total revenue                                                          2,687,117

Expenses:

Taxes, insurance, and other                                              426,592
General and administrative                                               153,807
Depreciation                                                             496,209
Interest                                                               1,245,044
                                                                    ------------
Total expenses                                                         2,321,652

Net income                                                          $    365,465
                                                                    ============

--------------------------------------------------------------------------------

Per Share

Earnings per share - basic and diluted                              $       0.14
Distributions to common shareholders                                $       0.33
Weighted-average common shares outstanding                             2,648,196

Balance Sheet Data at December 31, 1999:

   Cash and cash equivalents                                        $    581,344
   Investment in hotels, net                                        $ 93,719,632
   Total assets                                                     $ 99,489,008
   Notes payable - secured                                          $ 68,569,500
   Shareholders Equity                                              $ 28,098,000

--------------------------------------------------------------------------------

Other Data

Cash flow from:
   Operating activities                                             $    548,015
   Investing activities                                             $(28,411,941)
   Financing activities                                             $ 28,445,170
Number of hotels owned at December 31, 1999                                   11

--------------------------------------------------------------------------------

Funds From Operations Calculation

Net income                                                          $    365,465
   Depreciation of real estate owned                                     496,209
   Start-up costs                                                         22,002
                                                                    ------------
Funds from Operations (a)                                           $    883,676
                                                                    ============

(a) "Funds from operations" is defined as income before gains (losses) on investments and extraordinary items (computed in accordance with generally accepted accounting principles) plus real estate depreciation and after adjustment for significant nonrecurring items, if any. This definition conforms to the recommendations set forth in a White Paper adopted by the National Association of Real Estate Investment Trusts (NAREIT). The company considers funds from operations in evaluating property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

(b) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

                        UPDATE CONCERNING PRIOR PROGRAMS

     The prospectus contains information on prior programs sponsored by Glade M. Knight to invest in real estate. The information in the prospectus on the prior programs is generally current as of June 15, 1999 except where a different date is specified. The following information describes recent developments affecting these prior programs and is generally current through December 31, 1999 except where a different date is specified.

     As indicated in the prospectus, the information on prior programs should not be considered to be indicative of our operations, and purchasers of our common shares will not have any interest in these other programs or in any of the properties owned by them.

     On July 23, 1999, Apple Residential Income Trust, Inc. was merged into a subsidiary of Cornerstone Realty Income Trust, Inc. Thus, as a result of that merger, Apple Residential Income Trust, Inc. ceased to exist and its properties became properties of Cornerstone Realty Income Trust, Inc.

     As of February 29, 2000, Cornerstone had approximately 18,000 holders of its common shares and approximately 10,000 holders of its preferred shares. Its common shares are listed and traded on the New York Stock Exchange under the symbol "TCR," but its preferred shares are not listed. At December 31, 1999, Cornerstone owned a total of 87 apartment communities in Georgia, North Carolina, South Carolina and Virginia. On March 10, 2000, Cornerstone sold 16 apartment communities and now owns 71 apartment communities as of the date of this supplement.

     As indicated in the prospectus, on June 15, 1999, Mr. Knight had ceased to hold an interest in all but one of the 40 privately-offered partnerships sponsored by him. Mr. Knight disposed of his interest in that one remaining partnership during 1999.

     For more information, prospective investors should refer to the updated tabular information on prior programs sponsored by Mr. Knight that appears immediately after this paragraph. In addition, Part II of our Registration Statement (which is not included in the prospectus or this supplement) contains a more detailed summary of the property acquisitions by Cornerstone Realty Income Trust, Inc. and Apple Residential Income Trust, Inc. that occurred on or before December 31, 1999. Also included is information on the acquisition by Cornerstone Realty Income Trust, Inc. of the properties owned by Apple
Residential Income Trust, Inc. as a result of the merger described above. We will provide a copy of the summary of property acquisitions without charge upon request of any investor or prospective investor.

TABLE I:  EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents a summary of the funds raised and the use of those funds by Cornerstone and Apple, whose investment objectives are similar to those of the Company and whose offering closed within the three years ending December 31, 1999.

                                                                                  Cornerstone                   Apple
                                                                  ---------------------------- -----------------------
Dollar amount offered                                                            $409,409,897            $300,000,000
Dollar amount raised                                                             $409,409,897            $302,867,348*

LESS OFFERING EXPENSES:

         Selling commissions and discounts                                               6.79%                  10.00%
         Organizational expenses                                                         2.82%                   1.00%
         Other                                                                           0.00%                   0.00%
Reserves                                                                                 3.00%                   0.50%
Percent available from investment                                                       87.39%                  88.50%

ACQUISITION COSTS:

         Prepaid items and fees to purchase property                                    86.27%                  86.50%
         Cash down payment                                                               0.00%                   0.00%
         Acquisition fees                                                                1.12%                   2.00%
         Other                                                                           0.00%                   0.00%
Total Acquisition Costs                                                                 87.39%                  88.50%
Percentage leverage (excluding unsecured debt)                                          11.43%                  10.84%
Date offering began                                                                  May 1993            January 1997
Length of offering (in months)                                                             66                      31
Months to invest amount available for investment                                           66                      31

* Amount includes shares purchased by Cornerstone Realty Income Trust, Inc. exclusive of the offering.

TABLE II:  COMPENSATION TO SPONSOR AND ITS AFFILIATES

         Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within the three years ended December 31, 1999, and (ii) by all other programs during the three years ended December 31, 1999

                                                         Cornerstone             Apple             Other Programs
                                                     -------------------- --------------------- ---------------------
Date offering commenced                                         May 1993          January 1997               Various
Dollar Amount raised                                        $409,409,897          $302,867,348            $9,868,220

AMOUNTS PAID TO PRIOR PROGRAM SPONSOR FROM
 PROCEEDS OF OFFERING:
         Acquisition fees

         Real estate commission                             $  4,075,337          $  4,882,032            $       --
         Advisory fees                                      $    515,689          $  1,140,874            $       --
         Other                                              $         --          $         --            $       --
Cash generated from operations before deducting

AGGREGATE COMPENSATION TO PRIOR PROGRAM SPONSOR:

         Management and accounting fees                     $  3,088,348            $3,859,448            $2,828,330
         Reimbursements                                     $  2,717,655            $      --             $       --
         Leasing fees                                       $         --            $      --             $       --
         Other fees                                         $         --            $      --             $       --
There have been no fees from property sales or
refinancings

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS

         Table III presents a summary of the annual operating results for Cornerstone and Apple, the offerings closed in the five years ending December 31, 1999. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.


                                  1999          1999        1998          1998       1997          1997        1996        1995
                               Cornerstone     Apple     Cornerstone     Apple    Cornerstone     Apple     Cornerstone Cornerstone
                               -----------------------------------------------------------------------------------------------------
Capital contributions by year    $9,168,728  $32,497,218 $38,905,636 $142,800,094 $63,485,868 $109,090,359 $144,798,035 $71,771,027
Gross revenue                   125,041,524   26,243,431  93,637,948   30,764,904  71,970,624   12,005,968   40,261,674  16,266,610
Operating expenses               46,940,388   15,307,051  33,797,439   14,958,699  27,339,955    5,993,492   17,198,882   7,457,574
Interest income (expense)       (14,953,613)    (302,919)(12,175,940)     900,669  (7,230,205)    (235,708)  (1,140,667)    (68,061)
Depreciation                     29,310,325    5,893,349  20,741,130    5,788,476  15,163,593    1,898,003    8,068,063   2,788,818
Net income (loss) GAAP basis     30,037,102  (16,328,050) 23,210,642   10,079,908  19,225,553    3,499,194   (4,169,849)  5,229,715
Taxable income                           --           --          --           --          --           --           --          --
Cash generated from operations   62,310,895   10,680,641  45,027,655   17,122,276  34,973,533    7,075,025   20,162,776   9,618,956

Less cash distributions to       42,050,415   19,346,455  38,317,602   13,040,936  31,324,870    3,249,098   15,934,901   6,316,185
Cash generated after cash        20,260,480   (8,665,814)  6,710,053    4,081,340   3,648,663    3,825,927    4,227,875   3,302,771
Special items

   Capital contributions, net     9,168,728   32,497,218  38,905,636  142,800,094  63,485,868  109,090,359  144,798,035  71,771,027
   Fixed asset additions        332,558,553   44,755,816  97,863,162  125,017,627 157,859,343   88,753,814  194,519,406  75,589,089
   Line of credit               (44,392,999)          --  50,323,852           --  96,166,147           --   41,603,000   3,300,000
Cash generated                   13,677,972  (21,366,155) (1,923,622)  15,910,626   1,331,335   24,162,472   (3,890,496)  2,784,709
End of period cash              $16,268,336  $18,707,044  $2,590,364  $40,073,198  $4,513,986  $24,162,572   $3,182,651  $7,073,147
Tax and distribution data
Cash distributions to investors
      Investment income                  95           46          82           --          77           --           85          80
      Return of capital                  12           21          21           82          23           60           14          16
   Source (on Cash basis)
      Sales                              --                       --           --          --           --           --          --
      Refinancings                       --                       --           --          --           --           --          --
      Operations                        107           67         103           82         100           60           99          96
      Other                              --                       --           --          --           --           --          --

TABLE IV:  RESULTS OF COMPLETED PROGRAMS

     Table IV shows the results of programs sponsored by affiliates of ASA which completed operations in the five years ending December 31, 1999. All of these programs had investment objectives dissimilar to those of the Company.

                                            Mountain                                    Teal
Program Name                                  View        Westfield     Sunstone        Point          Apple
                                          ------------------------------------------------------------------------
         Dollar amount raised                $2,605,800    $1,825,600    $1,890,000    $3,310,620    $302,867,348
         Number of properties                         1             1             1             1              29
         Date of closing of offering           Oct 1984      Nov 1984     July 1984      Dec 1989        Jan 1997
         Date of first sale of property        Aug 1995      Apr 1996      Nov 1995      Dec 1997       July 1999
         Date of final sale of property        Aug 1995      Apr 1996      Nov 1995      Dec 1997       July 1999

Tax and Distribution data per $1,000
         investment through-
         Federal income tax results:
         Ordinary income
              From Operations                       $68           $80          $122          $(4)             $46
              From recapture                     $1,200        $1,302          $526           $--             $21
         Capital gain                               $--           $--           $--        $2,126             $--
         Deferred gain
              Capital                               $--           $--           $--           $--             $--
              Ordinary                              $--           $--           $--           $--             $--

Cash distributions to investors
         Source(On GAAP basis)
              Investment income                     $68           $80          $122          $(4)             $46
              Return of capital                     $38          $233           $--           $--             $21
         Source (On cash basis)
              Sales                                 $38          $233          $122        $2,126             $--
              Refinancing                           $--           $--           $--           $--             $--
              Operations                            $68           $80           $--          $(4)             $67
              Other                                 $--           $--           $--           $--             $--

Receivable on net purchase money
         financing                                  $--           $--           $--           $--             $--

TABLE V:  SALES OR DISPOSALS OF PROPERTIES


     On July 23, 1999, Apple Residential Income Trust, Inc. merged with a wholly-owned subsidiary of Cornerstone Realty Income Trust, Inc. Prior to the merger, Apple owned 29 apartment communities containing 7,503 apartment homes. The aggregate acquisition price in the merger was $311 million. In addition, Apple's debt of approximately $32 million was assumed by Cornerstone.


                                     EXPERTS

         The following financial  statements for our hotels are set forth below:
(a) combined financial statements pertaining to the Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/Las Colinas; North Dallas
- Plano; and Richmond - West End hotels; (b) combined financial statements pertaining to the Atlanta - Peachtree, Baltimore - BWI Airport, Clearwater, Detroit - Warren, and Salt Lake City - Midvale hotels; and (c) the financial statements for the Jackson - Ridgeland hotel. These financial statements have been included herein in reliance on the report of L. P. Martin & Company, P.C., independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited Apple Suites, Inc.'s consolidated financial statements and schedule at December 31, 1999 and March 26, 1999, and for the period March 26, 1999 through December 31, 1999, as set forth in their report. We've included our financial statements and schedule in the prospectus supplement and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Ernst & Young LLP, independent auditors, have audited Apple Suites Management, Inc.'s consolidated financial statements at December 31, 1999 and for the period March 11, 1999 through December 31, 1999, as set forth in their report. We've included those financial statements in the prospectus supplement and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                               APPLE SUITES, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                          Page
                                                                                                          ----
PROPERTY FINANCIAL STATEMENTS

Atlanta - Galleria/Cumberland; Dallas - Addison; Dallas - Irving/Las Colinas;
North Dallas - Plano; Richmond - West End

         Independent Auditors' Report.....................................................................F-4

         Combined Balance Sheets - December 31, 1998 and December 31, 1997................................F-5

         Combined Statements of Shareholders' Equity - Years ended
         December 31, 1997 and December 31, 1998..........................................................F-6

         Combined Income Statements - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-7

         Combined Statements of Cash Flows - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-8

         Notes to the Combined Financial Statements - December 31, 1998
         and December 31, 1997............................................................................F-9

         Combined Balance Sheet - June 30, 1999 (unaudited)...............................................F-12

         Combined Statement of Shareholders' Equity - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-13

         Combined Income Statement - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-14

         Combined Statement of Cash Flows - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-15

         Notes to the Combined Financial Statements - For the Period
         January 1, 1999 through June 30, 1999 (unaudited)................................................F-16

Atlanta - Peachtree, Baltimore - BWI Airport,
Clearwater, Detroit - Warren, and Salt Lake City - Midvale

         Independent Auditors' Report.....................................................................F-18

         Combined Balance Sheets - December 31, 1998 and December 31, 1997................................F-19

         Combined Statements of Shareholders' Equity - Years ended
         December 31, 1997 and December 31, 1998..........................................................F-20

         Combined Income Statements - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-21

         Combined Statements of Cash Flows - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-22

         Notes to the Combined Financial Statements - December 31, 1998
         and December 31, 1997............................................................................F-23

         Combined Balance Sheet - August 31, 1999 (unaudited).............................................F-25

         Combined Statement of Shareholders' Equity - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-26

         Combined Income Statement - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-27

         Combined Statement of Cash Flows - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-28

         Notes to the Combined Financial Statements - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-29

Jackson - Ridgeland

         Independent Auditors' Report.....................................................................F-31

         Balance Sheets - December 31, 1998 and December 31, 1997.........................................F-32

         Statements of Shareholders' Equity - Years ended
         December 31, 1997 and December 31, 1998..........................................................F-33

         Income Statements - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-33

         Statements of Cash Flows - Years ended
         December 31, 1998 and December 31, 1997..........................................................F-34

         Notes to the Financial Statements - December 31, 1998
         and December 31, 1997............................................................................F-35

         Balance Sheet - August 31, 1999 (unaudited)......................................................F-37

         Statement of Shareholders' Equity - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-38

         Income Statement - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-38

         Statement of Cash Flows - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-39

         Notes to the Financial Statements - For the Period
         January 1, 1999 through August 31, 1999 (unaudited)..............................................F-40

APPLE SUITES, INC.

         Report of Independent Auditors...................................................................F-42

         Consolidated Balance Sheets as of December 31, 1999 and March 26, 1999...........................F-43

         Consolidated Statement of Operations for the Period March 26, 1999
         through December 31, 1999........................................................................F-44

         Consolidated Statement of Shareholders Equity for the Period March 26, 1999
         through December 31, 1999........................................................................F-45

         Consolidated Statement of Cash Flows for the Period March 26, 1999
         through December 31, 1999........................................................................F-46

         Notes to the Consolidated Financial Statements...................................................F-47

Schedule III -- Real Estate and Accumulated Depreciation (as of December 31, 1999)........................F-59

APPLE SUITES MANAGEMENT, INC.

         Report of Independent Auditors...................................................................F-60

         Consolidated Balance Sheet as of December 31, 1999...............................................F-61

         Consolidated Statement of Operations and Retained Deficit for the Period
         March 11, 1999 through December 31, 1999.........................................................F-62

         Consolidated Statement of Cash Flows for the Period March 11, 1999
         through December 31, 1999........................................................................F-63

         Notes to Consolidated Financial Statements.......................................................F-64


PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

         Apple Suites, Inc. Pro Forma Condensed Consolidated Statement of Operations
         for the Years Ended December 31, 1999............................................................F-68

         Apple Suites Management, Inc. Pro Forma Condensed Consolidated Statement
         of Operations for the Years Ended December 31, 1999..............................................F-71

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
         MEMBERS                  CERTIFIED PUBLIC ACCOUNTANTS                 MEMBERS
    VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060         CERTIFIED PUBLIC ACCOUNTANTS
LEE P. MARTIN, JR., C.P.A.            PHONE: (804) 346-2626             ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                                             LEE P. MARTIN, C.P.A. (1948-78)
BERNARD G. KINZIE, C.P.A.              FAX (804) 346-9311
W. BARCLAY BRADSHAW, C.P.A.

                          INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/ L.P. Martin & Co., P.C.


August 23, 1999

                       HOMEWOOD SUITES ACQUISITION HOTELS

                             COMBINED BALANCE SHEETS


                                                                      DECEMBER 31,
                                                           ----------------------------------
                                                                 1998               1997
                                                           ----------------   ---------------
ASSETS
CURRENT ASSETS
 Cash ..................................................    $     374,092      $    393,079
 Accounts Receivable, Net ..............................          714,718           330,540
 Prepaids and Other ....................................            8,355            15,904
                                                            -------------      ------------
    Total Current Assets ...............................        1,097,165           739,523
                                                            -------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements .................................        8,031,122         7,454,360
 Buildings and Improvements ............................       29,091,731        22,188,107
 Furniture, Fixtures and Equipment .....................       10,822,281         8,417,814
                                                            -------------      ------------
    Total ..............................................       47,945,134        38,060,281
                                                            =============      ============
 Less: Accumulated Depreciation ........................      (11,098,460)       (8,704,166)
                                                            -------------      ------------
    Net Investment in Hotel Properties .................       36,846,674        29,356,115
                                                            -------------      ------------
OTHER ASSETS
 Construction in Progress ..............................               --         5,994,799
                                                            -------------      ------------
    Total Assets .......................................    $  37,943,839      $ 36,090,437
                                                            =============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ......................................    $     440,076      $    845,173
 Accrued Taxes .........................................          997,897           787,680
 Accrued Expenses -- Other .............................          252,761           158,670
                                                            -------------      ------------
    Total Current Liabilities ..........................        1,690,734         1,791,523
                                                            -------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ...................................       11,000,030        12,499,235
 Retained Earnings .....................................       25,253,075        21,799,679
                                                            -------------      ------------
    Total Shareholders' Equity .........................       36,253,105        34,298,914
                                                            -------------      ------------
    Total Liabilities and Shareholders' Equity .........    $  37,943,839      $ 36,090,437
                                                            =============      ============


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                TOTAL
                                          CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                            CAPITAL          EARNINGS          EQUITY
                                        ---------------   --------------   --------------
Balances, January 1, 1997 ...........    $  5,966,169      $17,961,115      $ 23,927,284
Net Income ..........................              --        3,838,564         3,838,564
Capital Contributions, Net ..........       6,533,066               --         6,533,066
                                         ------------      -----------      ------------
Balances, December 31, 1997 .........      12,499,235       21,799,679        34,298,914
Net Income ..........................              --        3,453,396         3,453,396
Capital Distributions, Net ..........      (1,499,205)              --        (1,499,205)
                                         ------------      -----------      ------------
Balances, December 31, 1998 .........    $ 11,000,030      $25,253,075      $ 36,253,105
                                         ============      ===========      ============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENTS


                                                                                YEARS ENDED DECEMBER 31,
                                                                             -------------------------------
                                                                                  1998             1997
                                                                             --------------   --------------
GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $14,075,852      $10,683,420
 Other Customer Revenue ..................................................        811,817          555,232
                                                                              -----------      -----------
    Total Revenue ........................................................     14,887,669       11,238,652
                                                                              -----------      -----------
EXPENSES
 Property and Operating ..................................................      5,586,712        3,843,073
 General and Administrative ..............................................        348,088          208,174
 Advertising and Promotion ...............................................        648,273          476,762
 Utilities ...............................................................        626,269          473,887
 Real Estate and Personal Property Taxes, and Property Insurance .........      1,040,638          789,462
 Depreciation Expense ....................................................      2,394,294        1,487,077
 Franchise Fees ..........................................................        563,035               --
 Pre-Opening Expenses ....................................................        226,964          121,653
                                                                              -----------      -----------
    Total Expenses .......................................................     11,434,273        7,400,088
                                                                              -----------      -----------
    Net Income ...........................................................    $ 3,453,396      $ 3,838,564
                                                                              ===========      ===========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                   YEARS ENDED DECEMBER 31,
                                                               ---------------------------------
                                                                     1998              1997
                                                               ---------------   ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ................................................    $  3,453,396      $  3,838,564
                                                                ------------      ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by
   Operating Activities:
   Depreciation ............................................       2,394,294         1,487,077
 Change In:
   Accounts Receivable .....................................        (384,178)         (138,055)
   Prepaids and Other Current Assets .......................           7,549            (7,691)
   Accounts Payable ........................................        (405,097)           38,368
   Accrued Taxes ...........................................         210,217           195,246
   Accrued Expenses -- Other ...............................          94,091            (1,058)
                                                                ------------      ------------
   Net Adjustments .........................................       1,916,876         1,573,887
                                                                ------------      ------------
    Net Cash Flows from Operating Activities ...............       5,370,272         5,412,451

CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ................................      (5,389,259)       (5,266,712)
                                                                ------------      ------------
    Net Increase (Decrease) in Cash ........................         (18,987)          145,739
    Cash, Beginning of Year ................................         393,079           247,340
                                                                ------------      ------------
    Cash, End of Year ......................................    $    374,092      $    393,079
                                                                ============      ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities ................


     December  31,  1997  construction  in  progress  totaling   $5,994,799  was
reclassified to investment in hotel properties during 1998.

     Investment in hotel properties totaling $3,890,054 in 1998 and $11,799,781 in 1997 was financed with capital contributions.

     During 1997, the hotels disposed of fully depreciated furniture, fixtures and equipment in the amount of $503,106.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:


            PROPERTY                   HOTEL LOCATION        DATE OPENED     # OF SUITES
--------------------------------   ----------------------   -------------   ------------
Atlanta - Galleria/ Cumberland     Atlanta, Georgia             1990             124
Dallas - Addison                   Addison, Texas               1990             120
Dallas - Los Colinas               Irving, Texas                1990             136
North Dallas - Plano               Plano, Texas             April, 1997           99
Richmond - West End                Glen Allen, Virginia      May, 1998           123

     The Owner purchased the North Dallas-Plano hotel October 1, 1997. The financial statements include the results of the operations from this date forward.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:


                                                            LIFE
                                                         ------------
          Land Improvements ..........................   12-15 Years
          Buildings and Improvements .................   30-35 Years
          Furniture, Fixtures and Equipment ..........   3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES ACQUISITION HOTELS

          NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 1998
                             AND 1997 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Costs -- Pre-opening costs represent operating expenses incurred prior to initial opening of the hotels. In 1998, pre-opening expenses of $226,964 for the Richmond-West End hotel were expensed as incurred. In 1997, pre-opening expenses of $66,045 for the North Dallas - Plano hotel and pre-opening expenses of $55,608 for the Richmond - West End hotel were expensed as incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $39,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $566,569 in 1998 and $427,337 in 1997. In 1998, the Owner charged a franchise fee of $563,035 to these hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the Richmond-West End hotel totaled $445,782.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At December 31, 1998, cash deposits exceeded FDIC insurable amounts by $150,132 and $170,079, respectively.

                       HOMEWOOD SUITES ACQUISITION HOTELS

          NOTES TO THE COMBINED FINANCIAL STATEMENTS DECEMBER 31, 1998
                             AND 1997 - (CONTINUED)

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES -- (CONTINUED)

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1999


ASSETS
Current Assets
 Cash ..................................................    $     326,301
 Accounts Receivable, Net ..............................          727,247
 Prepaids and Other ....................................            6,050
                                                            -------------
   Total Current Assets ................................        1,059,598
                                                            -------------
Investment in Hotel Properties .........................
 Land and Improvements .................................        8,044,305
 Buildings and Improvements ............................       29,188,026
 Furniture, Fixtures and Equipment .....................       11,401,756
                                                            -------------
   Total ...............................................       48,634,087
 Less: Accumulated Depreciation ........................      (12,435,726)
                                                            -------------
   Net Investment in Hotel Properties ..................       36,198,361
                                                            -------------
   Total Assets ........................................    $  37,257,959
                                                            =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
 Accounts Payable .....................................     $     283,849
 Accrued Taxes ........................................           673,966
 Accrued Expenses - Other .............................           298,719
                                                            -------------
   Total Current Liabilities ..........................         1,256,534
                                                            -------------
Shareholders' Equity ..................................
 Contributed Capital ..................................         9,074,634
 Retained Earnings ....................................        26,926,791
                                                            -------------
   Total Shareholders' Equity .........................        36,001,425
                                                            -------------
   Total Liabilities and Shareholders' Equity .........     $  37,257,959
                                                            =============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

             COMBINED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999



                                                                               TOTAL
                                         CONTRIBUTED        RETAINED       SHAREHOLDERS'
                                           CAPITAL          EARNINGS          EQUITY
                                       ---------------   --------------   --------------
Balances, January 1, 1999 ..........    $ 11,000,030      $25,253,075      $ 36,253,105
Net Income .........................              --        1,673,716         1,673,716
Capital Distributions, Net .........      (1,925,396)              --        (1,925,396)
                                        ------------      -----------      ------------
Balances, June 30, 1999 ............    $  9,074,634      $26,926,791      $ 36,001,425
                                        ============      ===========      ============

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                      COMBINED INCOME STATEMENT (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999





GROSS OPERATING REVENUE
 Suit Revenue ............................................................    $ 7,364,098
 Other Customer Revenue ..................................................        420,072
                                                                              -----------
   Total Revenue .........................................................      7,784,170
                                                                              -----------
EXPENSES
 Property and Operating ..................................................      2,845,653
 General and Administrative ..............................................        187,738
 Advertising and Promotion ...............................................        329,239
 Utilities ...............................................................        265,585
 Real Estate and Personal Property Taxes, and Property Insurance .........        616,949
 Depreciation Expense ....................................................      1,337,266
 Franchise and Management Fees ...........................................        528,024
                                                                              -----------
   Total Expenses ........................................................      6,110,454
                                                                              -----------
   Net Income ............................................................    $ 1,673,716
                                                                              ===========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999




CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  1,673,716
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,337,266
 Change in:
   Accounts Receivable ...............................................         (12,529)
   Prepaids and Other Current Assets .................................           2,305
   Accounts Payable ..................................................        (156,227)
   Accrued Taxes .....................................................        (323,931)
   Accrued Expenses - Other ..........................................          45,958
                                                                          ------------
 Net Adjustments .....................................................         892,842
                                                                          ------------
   Net Cash Flows from Operating
    Activities .......................................................       2,566,558
CASH FLOWS FROM (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (2,614,349)
                                                                          ------------
   Net Decrease in Cash ..............................................         (47,791)
   Cash, January 1, 1999 .............................................         374,092
                                                                          ------------
   Cash, June 30, 1999 ...............................................    $    326,301
                                                                          ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities


     During the period January 1, 1999 through June 30, 1999, additions to Investment in Hotel Properties totaling $688,953 were financed with capital contributions.

The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES ACQUISITION HOTELS
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
              FOR THE PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:


         PROPERTY               HOTEL LOCATION        DATE OPENED     # OF SUITES
-------------------------   ----------------------   -------------   ------------
   Atlanta - Galleria/
     Cumberland             Atlanta, Georgia             1990             124
   Dallas - Addison         Addison, Texas               1990             120
   Dallas - Los Colinas     Irving, Texas                1990             136
   North Dallas - Plano     Plano, Texas             April, 1997           99
   Richmond - West End      Glen Allen, Virginia      May, 1998           123


     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five hotels to Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:


                                                      LIFE
                                                  ------------
   Land Improvements ..........................   12-15 Years
   Buildings and Improvements .................   30-35 Years
   Furniture, Fixtures and Equipment ..........   3-10 Years

     Major renewals, betterments and improvements are capitalized while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

                       HOMEWOOD SUITES ACQUISITION HOTELS

         NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED) FOR THE
           PERIOD JANUARY 1, 1999 THROUGH JUNE 30, 1999 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through June 30, 1999, the following fees were expensed to the owner.


              FEE TYPE                   BASIS FOR DETERMINATION      TOTAL EXPENSE
-----------------------------------   ----------------------------   --------------
   Accounting Fees                    $1,000 per hotel per month        $ 30,000
   Corporate Advertising, Training
     and Reservations                 4% of net suite revenue            294,568
   Franchise Fees                     4% of net suite revenue            294,568
   Management Fees                    3% of net suite revenue            233,456


     The acquisition costs of the properties and related furnishings and equipment was financed by the owner. For all properties, excluding North Dallas
- Plano which was a purchased project, the owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the owner periodically. The transfers to the owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the owner. Accordingly, the net amounts have been included in shareholders' equity with current period intercompany/intracompany transfers being reflected as net contributions or distributions.

NOTE 4 -- CONCENTRATIONS AND CONTINGENCIES

     Approximately sixty percent of the Richmond-West End hotel's revenues are from Capital One Financial Corporation, a non affiliated entity.

     The Hotels' depository bank accounts are maintained with two financial institutions; Bank of America and First Union. A concentration of credit risk exists to the extent that cash deposits exceed amounts insured by FDIC; $100,000 per financial institution. At June 30, 1999, cash deposits exceeded FDIC insurable amounts by $108,909.

     The general contractor who constructed the Richmond-West End hotel has filed a $3,800,000 lien against the property. Management believes that the general contractor's case is grossly exaggerated and that the matter will be satisfactorily resolved in a prompt manner. Management also believes that in the event they are unable to prevail entirely, any aspect of the claim should not have a material adverse affect on the Hotels' financial position or results of operations.

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
         MEMBERS                  CERTIFIED PUBLIC ACCOUNTANTS                 MEMBERS
    VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060         CERTIFIED PUBLIC ACCOUNTANTS
LEE P. MARTIN, JR., C.P.A.            PHONE: (804) 346-2626             ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                                             LEE P. MARTIN, C.P.A. (1948-78)
BERNARD G. KINZIE, C.P.A.              FAX (804) 346-9311
W. BARCLAY BRADSHAW, C.P.A.


                         INDEPENDENT AUDITORS' REPORT

Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying combined balance sheets of the Homewood Suites Acquisition Hotels (described in Note 1) as of December 31, 1998 and 1997, and the related combined statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotels. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Acquisition Hotels.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Homewood Suites Acquisition Hotels as of December 31, 1998 and 1997, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/ L.P. Martin & Co, P.C.

November 7, 1999

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS





                                                                    DECEMBER 31,
                                                          ---------------------------------
                                                                1998              1997
                                                          ---------------   ---------------
ASSETS
CURRENT ASSETS
 Cash .................................................    $    298,981      $    218,853
 Accounts Receivable, Net .............................         388,352           316,723
 Prepaids and Other ...................................          66,670                --
                                                           ------------      ------------
   Total Current Assets ...............................         754,003           535,576
                                                           ------------      ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ................................       5,363,981         3,035,089
 Buildings and Improvements ...........................      29,417,804        13,842,622
 Furniture, Fixtures and Equipment ....................       7,882,778         4,243,800
                                                           ------------      ------------
   Total ..............................................      42,664,563        21,121,511
 Less: Accumulated Depreciation .......................      (6,272,356)       (4,057,854)
                                                           ------------      ------------
   Net Investment in Hotel Properties .................      36,392,207        17,063,657
                                                           ------------      ------------
OTHER ASSETS
 Construction in Progress .............................              --         8,080,834
                                                           ------------      ------------
   Total Assets .......................................    $ 37,146,210      $ 25,680,067
                                                           ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable .....................................    $    368,287      $    695,044
 Accrued Taxes ........................................         107,272            96,401
 Accrued Expenses - Other .............................         247,767           117,154
                                                           ------------      ------------
   Total Current Liabilities ..........................         723,326           908,599
                                                           ------------      ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................      30,113,336        20,467,543
 Retained Earnings ....................................       6,309,548         4,303,925
                                                           ------------      ------------
   Total Shareholders' Equity .........................      36,422,884        24,771,468
                                                           ------------      ------------
   Total Liabilities and Shareholders' Equity .........    $ 37,146,210      $ 25,680,067
                                                           ============      ============


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY





                                                                             TOTAL
                                         CONTRIBUTED       RETAINED      SHAREHOLDERS'
                                           CAPITAL         EARNINGS         EQUITY
                                        -------------   -------------   --------------
Balances, January 1, 1997 ...........   $ 9,295,112      $3,139,210      $12,434,322
Net Income ..........................            --       1,164,715        1,164,715
Capital Contributions, Net ..........    11,172,431              --       11,172,431
                                        -----------
Balances, December 31, 1997 .........    20,467,543       4,303,925       24,771,468
Net Income ..........................            --       2,005,623        2,005,623
Capital Contributions, Net ..........     9,645,793              --        9,645,793
                                        -----------      ----------      -----------
Balances, December 31, 1998 .........   $30,113,336      $6,309,548      $36,422,884
                                        ===========      ==========      ===========

The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                          COMBINED INCOME STATEMENTS





                                               YEARS ENDED DECEMBER 31,
                                            ------------------------------
                                                 1998             1997
                                            --------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue ..........................    $10,812,372      $4,659,633
 Other Customer Revenue .................        733,318         275,311
                                             -----------      ----------
    Total Revenue .......................     11,545,690       4,934,944
                                             -----------      ----------
EXPENSES
 Property and Operating .................      4,748,240       1,910,407
 General and Administrative .............        315,165         165,060
 Advertising and Promotion ..............        502,899         209,918
 Utilities ..............................        543,828         267,938
 Real Estate and Personal Property Taxes,
   and Property Insurance ...............        432,979         200,113
 Depreciation Expense ...................      2,214,501         803,385
 Franchise Fees .........................        432,494              --
 Pre-Opening Expenses ...................        349,961         213,408
                                             -----------      ----------
    Total Expenses ......................      9,540,067       3,770,229
                                             -----------      ----------
    Net Income ..........................    $ 2,005,623      $1,164,715
                                             ===========      ==========


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS





                                                                                              YEARS ENDED DECEMBER 31,
                                                                                           -------------------------------
                                                                                                 1998            1997
                                                                                           --------------- ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..............................................................................  $  2,005,623    $  1,164,715
                                                                                            ------------    ------------
 Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
   Depreciation ..........................................................................     2,214,501         803,385
 Change In:
   Accounts Receivable ...................................................................       (71,629)       (274,291)
   Prepaids and Other Current Assets .....................................................       (66,670)             --
   Accounts Payable ......................................................................      (326,757)        222,328
   Accrued Taxes .........................................................................        10,871          (3,724)
   Accrued Expenses - Other ..............................................................       130,613          89,823
                                                                                            ------------    ------------
   Net Adjustments .......................................................................     1,890,929         837,521
                                                                                            ------------    ------------
    Net Cash Flows From Operating Activities                                                   3,896,552       2,002,236

CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ..............................................................    (3,816,424)     (2,077,731)
                                                                                            ------------    ------------
   Net Increase (Decrease) in Cash .......................................................        80,128         (75,495)
   Cash, Beginning of Year ...............................................................       218,853         294,348
                                                                                            ------------    ------------
   Cash, End of Year .....................................................................  $    298,981    $    218,853
                                                                                            ============    ============
SUPPLEMENTAL DISCLOSURES:
 Noncash Financing and Investing Activities ..............................................

   YEAR ENDED DECEMBER 31, 1998

   Investments in hotel properties in the amount of $13,462,218 were financed with capital contributions.

   Construction in progress in the amount of $8,080,834 was reclassified to investment in hotel properties.

   YEAR ENDED DECEMBER 31, 1997

   Investments in hotel properties and construction in progress in the amounts of $8,048,540 and
$5,201,622, respectively, were financed with capital contributions.

   Fully depreciated investments in hotel properties at a cost of $654,112 were disposed of during the year.


The accompanying notes are an integral part of these financial statements.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                          DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990               76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990              92
Clearwater                    Clearwater, Florida     February, 1998             112
Salt Lake                     Midvale, Utah           November, 1996              98
Baltimore/BWI                 Linthicum, Maryland       March, 1998              147

     The Owner purchased the Salt Lake Hotel October 1, 1997. The financial statements include the results of the Salt Lake hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                             LIFE
                                                         ------------
          Land Improvements ..........................   10-15 Years
          Buildings and Improvements .................   15-35 Years
          Furniture, Fixtures and Equipment ..........    3-10 Years

     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel properties under construction. At the point construction is completed and the Hotels are ready to be placed in service, the costs are reclassified to investment in Hotel properties for financial statement presentation.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND 1997 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotels. In 1998, pre-opening expenses of $148,131 and $201,830 were expensed as incurred for the Clearwater and Baltimore/BWI Hotels, respectively. In 1997, pre-opening expenses of $64,588,
$111,225 and $37,595 were expensed as incurred for the Clearwater, Salt Lake and Baltimore/BWI Hotels, respectively.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to each hotel. These fees totaled $56,000 in 1998 and $27,000 in 1997. The Owner also charges each Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $432,749 in 1998 and $186,386 in 1997. In 1998, the Owner charged a franchise fee of $432,494 to these Hotels, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to each Hotel.

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy. During 1998, interest capitalized and included in the cost basis of the hotels totaled $484,495.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

       Purchase Fee -- 4% of Asset Cost

       Project Management Fee -- 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                            COMBINED BALANCE SHEET
                          AUGUST 31, 1999 (UNAUDITED)


ASSETS
CURRENT ASSETS
 Cash ....................................................    $    247,392
 Accounts Receivable, Net ................................         472,340
 Prepaids and Other ......................................          25,892
                                                              ------------
      Total Current Assets ...............................         745,624
                                                              ------------
INVESTMENT IN HOTEL PROPERTIES
 Land and Improvements ...................................       5,378,751
 Buildings and Improvements ..............................      29,280,084
 Furniture, Fixtures and Equipment .......................       8,352,742
                                                              ------------
      Total ..............................................      43,011,577
Less: Accumulated Depreciation ...........................      (7,884,812)
                                                              ------------
      Net Investment in Hotel Properties .................      35,126,765
                                                              ------------
      Total Assets .......................................    $ 35,872,389
                                                              ============
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ........................................    $    314,045
 Accrued Taxes ...........................................         433,300
 Accrued Expenses -- Other ...............................         233,596
                                                              ------------
      Total Current Liabilities ..........................         980,941
                                                              ------------
SHAREHOLDERS' EQUITY
 Contributed Capital .....................................      26,576,118
 Retained Earnings .......................................       8,315,330
                                                              ------------
      Total Shareholders' Equity .........................      34,891,448
                                                              ------------
      Total Liabilities and Shareholders' Equity .........    $ 35,872,389
                                                              ============


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                  COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)



                                                                              TOTAL
                                         CONTRIBUTED        RETAINED      SHAREHOLDERS'
                                           CAPITAL          EARNINGS         EQUITY
                                       ---------------   -------------   --------------
Balances, January 1, 1999 ..........    $ 30,113,336      $6,309,548      $ 36,422,884
Net Income .........................              --       2,005,782         2,005,782
Capital Distributions, Net .........      (3,537,218)             --        (3,537,218)
                                        ------------      ----------      ------------
Balances, August 31, 1999 ..........    $ 26,576,118      $8,315,330      $ 34,891,448
                                        ============      ==========      ============

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                           COMBINED INCOME STATEMENT
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $8,787,181
 Other Customer Revenue ..................................................       515,811
                                                                              ----------
      Total Revenue ......................................................     9,302,992
                                                                              ----------
EXPENSES
 Property and Operating ..................................................     3,541,888
 General and Administrative ..............................................       218,472
 Advertising and Promotion ...............................................       422,228
 Utilities ...............................................................       400,988
 Real Estate and Personal Property Taxes, and Property Insurance .........       470,709
 Depreciation Expense ....................................................     1,612,457
 Franchise and Management Fees ...........................................       630,468
                                                                              ----------
      Total Expenses .....................................................     7,297,210
                                                                              ----------
      Net Income .........................................................    $2,005,782
                                                                              ==========


The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

                       COMBINED STATEMENT OF CASH FLOWS
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 (UNAUDITED)



CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ..........................................................    $  2,005,782
                                                                          ------------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating
   Activities:
   Depreciation ......................................................       1,612,457
 Change in:
   Accounts Receivable ...............................................         (83,988)
   Prepaids and Other Current Assets .................................          40,778
   Accounts Payable ..................................................         (54,242)
   Accrued Taxes .....................................................         326,028
   Accrued Expenses - Other ..........................................         (14,171)
                                                                          ------------
 Net Adjustments .....................................................       1,826,862
                                                                          ------------
   Net Cash flows from Operating Activities ..........................       3,832,644
CASH FLOWS (TO) FINANCING ACTIVITIES
 Net Equity Distributions ............................................      (3,884,233)
                                                                          ------------
   Net Decrease in Cash ..............................................         (51,589)
   Cash, January 1, 1999 .............................................         298,981
                                                                          ------------
   Cash, August 31, 1999 .............................................    $    247,392
                                                                          ============

SUPPLEMENTAL DISCLOSURES: ............................................
 Noncash Financing and Investing Activities


     During the period January 1, 1999 through August 31, 1999, additions to Investment in Hotel Properties totaling $347,015 were financed with capital contributions.

The accompanying notes are an integral part of this financial statement.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
             FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Acquisition Hotels (the Hotels) consist of the following:

          PROPERTY                HOTEL LOCATION         DATE OPENED      # OF SUITES
---------------------------   ---------------------   ----------------   ------------
Detroit/Warren                Warren, Michigan          March, 1990               76
Atlanta/Peachtree Corners     Norcross, Georgia       February, 1990              92
Clearwater                    Clearwater, Florida     February, 1998             112
Salt Lake                     Midvale, Utah           November, 1996              98
Baltimore/BWI                 Linthicum, Maryland       March, 1998              147

     The Owner purchased the Salt Lake hotel October 1, 1997. The financial statements include the results of the Salt Lake Hotel operations from this date forward.

     Economic conditions in the localities in which the individual Hotels are located impact revenues and the ability to collect accounts receivable.

     The Hotels specialize in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     The Hotels have been owned and managed by various affiliates of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The accompanying combined financial statements of the Hotels have been presented on a combined basis because the Owner has a contract pending to sell the five Hotels to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The corporate owner pays income taxes on taxable income of the company as a whole and does not allocate income taxes to individual properties. Accordingly, the combined financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel properties are recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                      LIFE
                                                  ------------
   Land Improvements ..........................   10-15 Years
   Buildings and Improvements .................   15-35 Years
   Furniture, Fixtures and Equipment ..........    3-10 Years

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

                      HOMEWOOD SUITES ACQUISITION HOTELS

            NOTES TO THE COMBINED FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 - (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Annually, management of the Hotels reviews the carrying value and remaining depreciable lives of the Hotel properties and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

     Inventories -- The Hotels maintain supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.


NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

                FEE TYPE                     BASIS FOR DETERMINATION      TOTAL EXPENSE
---------------------------------------   ----------------------------   --------------
       Accounting Fees                    $1,000 per hotel per month          $ 40,000
       Corporate Advertising, Training
        and Reservations                  4% of net suite revenue              351,487
       Franchise Fees                     4% of net suite revenue              351,487
       Management Fees                    3% of net suite revenue              278,981

     The acquisition costs of the properties and related furnishings and equipment was financed by the Owner. For all properties, excluding Salt Lake, which was a purchased project, the Owner allocated interest to each property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotels' normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  Hotel
construction  contracts,  the  following  fees  have been paid to Promus Hotels,
Inc.:

     Purchase Fee-4% of Asset Cost

     Project Management Fee-4.5% of labor portion of capitalized asset costs

     Each Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of each Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotels by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity, with intercompany/intracompany transfers being reflected as net capital distributions.

                                     L.P. MARTIN & COMPANY
                                   A PROFESSIONAL CORPORATION
         MEMBERS                  CERTIFIED PUBLIC ACCOUNTANTS                 MEMBERS
    VIRGINIA SOCIETY OF               4132 INNSLAKE DRIVE                AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS       GLEN ALLEN, VIRGINIA 23060         CERTIFIED PUBLIC ACCOUNTANTS
LEE P. MARTIN, JR., C.P.A.            PHONE: (804) 346-2626             ROBERT C. JOHNSON, C.P.A.
WILLIAM L. GRAHAM, C.P.A.                                             LEE P. MARTIN, C.P.A. (1948-78)
BERNARD G. KINZIE, C.P.A.              FAX (804) 346-9311
W. BARCLAY BRADSHAW, C.P.A.

                          INDEPENDENT AUDITORS' REPORT



Apple Suites, Inc.
Richmond, Virginia

     We have audited the accompanying balance sheets of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997, and the related statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the management of the hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Homewood Suites Hotel - Jackson.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Homewood Suites Hotel - Jackson as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                                      /s/ L.P. Martin & Co.,P.C.


November 7, 1999

                       HOMEWOOD SUITES HOTEL -- JACKSON

                                BALANCE SHEETS


                                                                    DECEMBER 31,
                                                           -------------------------------
                                                                1998             1997
                                                           --------------   --------------
ASSETS
CURRENT ASSETS
 Cash ..................................................     $   34,756       $   13,970
 Accounts Receivable, Net ..............................        148,205          104,456
 Prepaids and Other ....................................         25,350           25,350
                                                             ----------       ----------
    Total Current Assets ...............................        208,311          143,776
                                                             ----------       ----------
INVESTMENT IN HOTEL PROPERTY ...........................
 Land and Improvements .................................        749,969          749,969
 Buildings and Improvements ............................      5,284,823        5,161,652
 Furniture, Fixtures and Equipment .....................      1,197,181        1,182,151
                                                             ----------       ----------
    Total ..............................................      7,231,973        7,093,772
 Less: Accumulated Depreciation ........................       (797,849)        (380,298)
                                                             ----------       ----------
    Net Investment in Hotel Property ...................      6,434,124        6,713,474
                                                             ----------       ----------
    Total Assets .......................................     $6,642,435       $6,857,250
                                                             ==========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts Payable ......................................     $   98,225       $  144,491
 Accrued Taxes .........................................         87,475           43,165
 Accrued Expenses - Other ..............................         41,034           39,523
                                                             ----------       ----------
    Total Current Liabilities ..........................        226,734          227,179
                                                             ----------       ----------
SHAREHOLDERS' EQUITY
 Contributed Capital ...................................      6,046,570        6,734,271
 Retained Earnings (Accumulated Deficit) ...............        369,131         (104,200)
                                                             ----------       ----------
    Total Shareholders' Equity .........................      6,415,701        6,630,071
                                                             ----------       ----------
    Total Liabilities and Shareholders' Equity .........     $6,642,435       $6,857,250
                                                             ==========       ==========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                      STATEMENTS OF SHAREHOLDERS' EQUITY

                                                           RETAINED
                                                           EARNINGS           TOTAL
                                         CONTRIBUTED     (ACCUMULATED     SHAREHOLDERS'
                                           CAPITAL         DEFICIT)          EQUITY
                                        -------------   --------------   --------------
Balances, January 1, 1997 ...........    $4,638,129       $  (70,003)      $4,568,126
Net Loss ............................            --          (34,197)         (34,197)
Capital Contributions, Net ..........     2,096,142               --        2,096,142
                                         ----------       ----------       ----------
Balances, December 31, 1997 .........     6,734,271         (104,200)       6,630,071
Net Income ..........................            --          473,331          473,331
Capital Distributions, Net ..........      (687,701)              --         (687,701)
                                         ----------       ----------       ----------
Balances, December 31, 1998 .........    $6,046,570       $  369,131       $6,415,701
                                         ==========       ==========       ==========

                               INCOME STATEMENTS


                                                                               YEARS ENDED DECEMBER 31,
                                                                             -----------------------------
                                                                                  1998            1997
                                                                             -------------   -------------
GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $2,115,861      $1,390,347
 Other Customer Revenue ..................................................       161,811         130,494
                                                                              ----------      ----------
    Total Revenue ........................................................     2,277,672       1,520,841
                                                                              ----------      ----------
EXPENSES
 Property and Operating ..................................................       927,878         700,874
 General and Administrative ..............................................        69,009          56,870
 Advertising and Promotion ...............................................       128,067          87,703
 Utilities ...............................................................        87,815          73,585
 Real Estate and Personal Property Taxes, and Property Insurance .........        89,387          43,959
 Depreciation Expense ....................................................       417,551         380,298
 Franchise Fees ..........................................................        84,634              --
 Pre-Opening Expenses ....................................................            --         211,749
                                                                              ----------      ----------
    Total Expenses .......................................................     1,804,341       1,555,038
                                                                              ----------      ----------
    Net Income (Loss) ....................................................    $  473,331      $  (34,197)
                                                                              ==========      ==========


The accompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON
                           STATEMENTS OF CASH FLOWS


                                                                     YEARS ENDED DECEMBER 31,
                                                                   -----------------------------
                                                                        1998            1997
CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income (Loss) .............................................    $  473,331      $  (34,197)
                                                                    ----------      ----------
 Adjustments to Reconcile Net Income (Loss) to Net Cash Provided
   by Operating Activities:
   Depreciation ................................................       417,551         380,298
 Change In:
   Accounts Receivable .........................................       (43,749)       (104,456)
   Prepaids and Other Current Assets ...........................            --         (25,350)
   Accounts Payable ............................................       (46,266)          7,278
   Accrued Taxes ...............................................        44,310          42,292
   Accrued Expenses - Other ....................................         1,511          36,532
                                                                    ----------      ----------
   Net Adjustments .............................................       373,357         336,594
                                                                    ----------      ----------
    Net Cash Flows from Operating Activities ...................       846,688         302,397
CASH FLOWS TO FINANCING ACTIVITIES
 Capital Distributions, Net ....................................      (825,902)       (290,927)
                                                                    ----------      ----------
    Net Increase in Cash .......................................        20,786          11,470
    Cash, Beginning of Year ....................................        13,970           2,500
                                                                    ----------      ----------
    Cash, End of Year ..........................................    $   34,756      $   13,970
                                                                    ==========      ==========
SUPPLEMENTAL DISCLOSURES:
 NONCASH FINANCING AND INVESTING ACTIVITIES


YEAR ENDED DECEMBER 31, 1998

     Investments in hotel properties in the amount of $138,201 were financed with capital contributions.

YEAR ENDED DECEMBER 31, 1997

     Investments in hotel properties in the amount of $7,093,772, were financed with capital contributions.

     Construction in progress in the amount of $5,186,984 was reclassified to investment in hotel properties.

     Accounts payable for construction costs totaling $480,281 was curtailed with capital contributions.




The accompanying notes are an integral part of these financial statements.

                        HOMEWOOD SUITES HOTEL -- JACKSON

                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Hotel - Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened for business on February 20, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

     The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement periods. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The  corporate  owner pays income taxes on taxable income of the company as
a   whole   and  does  not  allocate  income  taxes  to  individual  properties.
Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLCIIES

     Property -- The hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                             LIFE
                                                         ------------
          Land Improvements ..........................   10-15 Years
          Buildings and Improvements .................   15-35 Years
          Furniture, Fixtures and Equipment ..........   3-10 Years


     Major renewals, betterments and improvements are capitalized, while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period. Construction in progress represents Hotel assets under construction. At the point construction is completed and the Hotel is ready to be placed in service, the costs are reclassified to investment in Hotel property for financial statement presentation. Construction in progress totaling $5,186,984 was reclassified to investment in hotel property during 1997.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                       NOTES TO THE FINANCIAL STATEMENTS
                   DECEMBER 31, 1998 AND 1997 -- (CONTINUED)
NOTE 2 -- SIGNIFICANT ACCOUNTING POLCIIES -- (CONTINUED)

     Advertising -- Advertising costs are expensed in the period incurred.

     Pre-Opening Expenses -- Pre-opening expenses represent operating expenses incurred prior to initial opening of the Hotel. In 1997, pre-opening expenses of $211,749, were expensed as incurred.

     Inventories -- The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     The Owner allocates a monthly accounting fee of $1,000 to the Hotel. These fees totaled $12,000 in 1998 and $10,338 in 1997. The Owner also charges the Hotel a fee for corporate advertising, training and reservations equal to four percent of net suite revenue. These fees totaled $84,634 in 1998 and $53,614 in 1997. In 1998, the Owner charged a franchise fee of $84,634 to the Hotel, also computed at four percent of suite revenue. No franchise fee was charged in 1997. Effective in 1999, the Owner will be charging a "base management fee" of three percent of suite revenue to the hotel.

     The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy. Interest capitalized and included in the cost basis of the Hotel totaled $235,723 in 1997.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

      Purchase Fee - 4% of Asset Cost
      Project Management Fee - 4.5% and 5.5.% of labor portion of capitalized asset costs in 1998 and 1997, respectively.

     The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with 1998 and 1997 intercompany/intracompany transfers being reflected as net capital contributions or distributions.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                           BALANCE SHEET (UNAUDITED)
                                AUGUST 31, 1999


ASSETS
CURRENT ASSETS
 Cash .................................................    $     43,476
 Accounts Receivable, Net .............................         227,188
 Prepaids and Other ...................................          25,350
                                                           ------------
   Total Current Assets ...............................         296,014
                                                           ------------
INVESTMENT IN HOTEL PROPERTY
 Land and Improvements ................................         754,803
 Buildings and Improvements ...........................       5,278,927
 Furniture, Fixtures and Equipment ....................       1,197,295
                                                           ------------
   Total ..............................................       7,231,025
 Less: Accumulated Depreciation .......................      (1,082,506)
                                                           ------------
   Net Investment in Hotel Property ...................       6,148,519
                                                           ------------
   Total Assets .......................................    $  6,444,533
                                                           ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable .....................................    $      1,626
 Accrued Taxes ........................................          69,100
 Accrued Expenses - Other .............................          47,842
                                                           ------------
   Total Current Liabilities ..........................         118,568
                                                           ------------
SHAREHOLDERS' EQUITY
 Contributed Capital ..................................       5,625,316
 Retained Earnings ....................................         700,649
                                                           ------------
   Total Shareholders' Equity .........................       6,325,965
                                                           ------------
   Total Liabilities and Shareholders' Equity .........    $  6,444,533
                                                           ============


The acompanying notes are an integral part of these financial statements.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                 STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

                                                                         TOTAL
                                        CONTRIBUTED     RETAINED     SHAREHOLDERS'
                                          CAPITAL       EARNINGS        EQUITY
                                       -------------   ----------   --------------
Balances, January 1, 1999 ..........    $6,046,570      $369,131      $6,415,701
Net Income .........................            --       331,518         331,518
Capital Distributions, Net .........      (421,254)           --        (421,254)
                                        ----------      --------      ----------
Balances, August 31, 1999 ..........    $5,625,316      $700,649      $6,325,965
                                        ==========      ========      ==========

                          INCOME STATEMENT (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

GROSS OPERATING REVENUE
 Suite Revenue ...........................................................    $1,487,301
 Other Customer Revenue ..................................................       112,292
                                                                              ----------
   Total Revenue .........................................................     1,599,593
                                                                              ----------
EXPENSES
 Property and Operating ..................................................       636,068
 General and Administrative ..............................................        51,587
 Advertising and Promotion ...............................................        75,268
 Utilities ...............................................................        50,426
 Real Estate and Personal Property Taxes, and Property Insurance .........        62,589
 Depreciation Expense ....................................................       284,657
 Franchise and Management Fees ...........................................       107,480
                                                                              ----------
   Total Expenses ........................................................     1,268,075
                                                                              ----------
   Net Income ............................................................    $  331,518
                                                                              ==========


The accompanying notes are an integral part of this financial statement.

                       HOMEWOOD SUITES HOTEL -- JACKSON

                      STATEMENT OF CASH FLOWS (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999



CASH FLOWS FROM (TO) OPERATING ACTIVITIES
 Net Income ......................................................................    $  331,518
                                                                                      ----------
 Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
   Depreciation ..................................................................       284,657
 Change in:
   Accounts Receivable ...........................................................       (78,983)
   Accounts Payable ..............................................................       (96,599)
   Accrued Taxes .................................................................       (18,375)
   Accrued Expenses - Other ......................................................         6,808
                                                                                      ----------
 Net Adjustments .................................................................        97,508
                                                                                      ----------
   Net Cash Flows from Operating Activities ......................................       429,026
CASH FLOWS FROM INVESTING ACTIVITIES
 Net Disposal of Investment in Hotel Property ....................................           948
CASH FLOWS TO FINANCING ACTIVITIES
 Net Equity Distributions ........................................................      (421,254)
                                                                                      ----------
   Net Increase in Cash ..........................................................         8,720
   Cash, January 1, 1999 .........................................................        34,756
                                                                                      ----------
   Cash, August 31, 1999 .........................................................    $   43,476
                                                                                      ==========


The accompanying notes are an integral part of this financial statement.

                    HOMEWOOD SUITES HOTEL -- JACKSON

                 NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
            FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The Homewood Suites Hotel - Jackson is a 91 suite hotel, located in Ridgeland, Mississippi, which opened in February, 1997. The Hotel specializes in providing extended stay lodging to business or leisure travelers. While customers may rent rooms for a night, terms of up to a month or longer are available. Services offered, which are particularly attractive to the extended stay traveler, include laundry services, 24 hour on-site convenience stores and grocery shopping services.

     Economic conditions in the area in which the Hotel is located impact revenues and the ability to collect accounts receivable.

     The Hotel has been owned and managed by an affiliate of Promus Hotels, Inc. (the Owner) throughout the financial statement period. The Owner has a contract pending to sell the Hotel to an affiliate of Apple Suites, Inc., a real estate investment trust established to acquire equity interests in hotel properties. The statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for inclusion in a filing by Apple Suites, Inc.

     The  corporate  owner pays income taxes on taxable income of the company as
a   whole   and  does  not  allocate  income  taxes  to  individual  properties.
Accordingly, the financial statements have been presented on a pretax basis.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Property -- The Hotel property is recorded at cost. Depreciation has been recorded straight-line using the following lives:

                                                        LIFE
                                                    ------------
     Land Improvements ..........................   10-15 Years
     Buildings and Improvements .................   15-35 Years
     Furniture, Fixtures and Equipment ..........   3-10 Years

     Major   renewals,  betterments  and  improvements  are  capitalized,  while ongoing maintenance and repairs are expensed as incurred. Building costs include interest capitalized during the construction period.

     Estimates -- The preparation of financial statements in accordance with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosures related thereto. Actual results could differ from those estimates.

     Annually, management of the Hotel reviews the carrying value and remaining depreciable lives of the Hotel property and related assets. Management does not believe there are any current indications of impairment. However, it is possible that estimates of the remaining useful lives will change in the near term.

     Accounts receivable are recorded net of an allowance for doubtful accounts based on management's historical experience in estimating credit losses. Actual uncollectible balances written off may be more or less than the allowance recorded.

     Cash -- Cash includes all highly liquid investments with a maturity date of three months or less when purchased.

     Advertising -- Advertising costs are expensed in the period incurred.

                        HOMEWOOD SUITES HOTEL -- JACKSON

                  NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
      FOR THE PERIOD JANUARY 1, 1999 THROUGH AUGUST 31, 1999 -- (CONTINUED)

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Inventories -- The Hotel maintains supplies of room linens and food and beverages. However, due to the ongoing routine replacement of these items and the difficulty in establishing market values, management has chosen to expense these items at point of purchase.

NOTE 3 -- RELATED PARTY TRANSACTIONS

     During the period January 1, 1999 through August 31, 1999, the following Owner related fees were expensed.

                          FEE TYPE                              BASIS FOR DETERMINATION     TOTAL EXPENSE
-----------------------------------------------------------   --------------------------   --------------
Accounting Fees ...........................................   $1,000 per month                 $ 8,000
Corporate Advertising, Training and Reservations ..........   4% of net suite revenue           59,492
Franchise Fees ............................................   4% of net suite revenue           59,492
Management Fees ...........................................   3% of net suite revenue           47,988

     The acquisition cost of the property and related furnishings and equipment was financed by the Owner. The Owner allocated interest to the property on monies advanced to fund the construction costs. The interest costs have been capitalized and depreciated in accordance with the Hotel's normal depreciation policy.

     On   most   property   and   equipment   purchases,  excluding  base  hotel
construction contracts, the following fees paid to Promus Hotels, Inc. have been capitalized:

      Purchase Fee -- 4% of Asset Cost
      Project Management Fee -- 4.5% of labor portion of capitalized asset costs

     The Hotel maintains a depository bank account into which customer revenues have been deposited. The bulk of the Hotel's operating expenditures are paid through the Owner's corporate accounts. Funds are transferred from the Hotel's depository bank accounts to the Owner periodically. The transfers to the Owner and expenditures made on behalf of the Hotel by the Owner are accounted for through various intercompany accounts. No interest has been charged on these intercompany advances from ongoing operations. There is no intention to repay any advances to or from the Owner. Accordingly, the net amounts have been included in shareholders' equity with intercompany/intracompany transfers being reflected as net capital distributions.

                          Independent Auditors' Report

The Board of Directors and Shareholders
Apple Suites, Inc.

We have audited the accompanying consolidated balance sheets of Apple Suites, Inc. (the "Company") as of December 31, 1999 and March 26, 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from March 26, 1999 through December 31, 1999. Our audits also included the financial statement schedule listed in the Index at Item 36. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Suites, Inc. at December 31, 1999 and March 26, 1999, and the consolidated results of its operations and its cash flows for the period from March 26, 1999 through December 31, 1999, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                              /s/ Ernst & Young LLP

Richmond, Virginia
February 28, 2000

CONSOLIDATED BALANCE SHEETS


                                                                December 31, 1999         March 26, 1999
                                                                -----------------         --------------
ASSETS

Investment in hotels
  (net of $496,209 accumulated depreciation)                    $   93,719,632                      --
Cash and cash equivalents                                              581,344            $        100
Restricted cash                                                      1,023,721                      --
Rent receivable from Apple Suites Management, Inc.                   2,123,136                      --
Notes and other receivables from Apple Suites Management, Inc.         717,019                      --
Capital improvements reserve                                           753,927                      --
Prepaid expenses                                                       270,229                      --
Other assets                                                           300,000                      --
                                                                --------------            ------------
Total Assets                                                    $   99,489,008            $        100
                                                                ==============            ============

LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities

Notes payable--secured                                          $   68,569,500                      --
Interest payable                                                       466,140                      --
Accounts payable                                                        65,214                      --
Accrued expenses                                                       868,668                      --
Accounts payable--affiliates                                           708,751                      --
Distributions payable                                                  712,735                      --
                                                                --------------            ------------
Total Liabilities                                               $   71,391,008                      --
                                                                ==============            ============

Shareholders' Equity

Common Stock, no par value, authorized 200,000,000
  shares; issued and outstanding 3,429,414 shares and 10
  shares, respectively                                              28,591,260            $        100
Class B Convertible Stock, no par value, authorized
   240,000 shares; issued and outstanding 240,000 shares                24,000                      --
Distributions greater than net income                                 (517,260)                     --
                                                                --------------            ------------
Total Shareholders' Equity                                      $   28,098,000                     100
                                                                --------------            ------------
Total Liabilities and Shareholders' Equity                      $   99,489,008            $        100
                                                                ==============            ============

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period March 26, 1999 through December 31, 1999(a)

Revenues
Lease revenue                                                                                        $ 2,518,031
Interest income and other revenue                                                                        169,086

Expenses
Taxes, insurance, and other                                                                              426,592
General and administrative                                                                               153,807
Depreciation of real estate owned                                                                        496,209
Interest                                                                                               1,245,044
                                                                                         -----------------------
Total expenses                                                                                         2,321,652
                                                                                         -----------------------
Net income                                                                                            $  365,465
                                                                                         =======================
Basic and diluted earnings per common share                                                           $     0.14
                                                                                         =======================

(a) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
For the Period March 26, 1999 through December 31, 1999(a)

                                                                 Class B
                               Common Stock                 Convertible Stock
                      -------------------------------- ----------------------------
                                                                                     Distributions         Total
                        Number of                        Number of                   Greater than      Shareholders'
                          Shares          Amount          Shares         Amount       Net Income          Equity
--------------------- --------------- ---------------- -------------- ------------- ---------------- ------------------
Balance at
March 26, 1999                    10      $       100             --            --               --       $        100
Issuance of Class B
Convertible Stock                 --               --        240,000       $24,000               --             24,000
Net proceeds from
the sale of common
shares                     3,420,110       28,507,514             --            --               --         28,507,514
Net income                        --               --             --            --        $ 365,465            365,465
Cash distributions
declared to shareholders
($.33 per share)                  --               --             --            --         (882,725)          (882,725)
Common stock issued
through reinvestment of
distributions                  9,294           83,646             --            --               --             83,646
--------------------- --------------- ---------------- -------------- ------------- ---------------- ------------------
Balance at December
31, 1999                   3,429,414      $28,591,260        240,000       $24,000       $(517,260)        $28,098,000
--------------------- --------------- ---------------- -------------- ------------- ---------------- ------------------

(a) The Company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS
For the period March 26, 1999 through December 31, 1999 (a)

CASH FLOW FROM OPERATING ACTIVITIES:

Net income                                                                    $   365,465
Adjustments to reconcile net income to net cash provided
   by operating activities:
Depreciation of real estate owned                                                 496,209
Changes in operating assets and liabilities:
         Prepaid expenses                                                        (270,229)
         Due from Apple Suites Management, Inc.                                (2,152,203)
         Accounts payable                                                          65,214
         Accounts payable--affiliates                                             708,751
         Accrued expenses                                                         868,668
         Interest payable                                                         466,140
                                                                       -------------------

                  Net cash provided by operating activities                       548,015

CASH FLOW FROM INVESTING ACTIVITIES:

Payments received on notes receivable                                               1,748
Cash paid for acquisitions of hotels                                          (26,045,300)
Capital improvements                                                             (290,741)
Restricted cash for property improvement plan                                  (1,023,721)
Capital improvements reserve held by third-party manager                         (753,927)
Earnest deposit money for pending acquisitions                                   (300,000)
                                                                       -------------------

                  Net cash used in investing activities                       (28,411,941)

CASH FLOW FROM FINANCING ACTIVITIES:

Payment from officer-shareholder for Class B Convertible Stock                     24,000
Net proceeds from issuance of common stock                                     28,591,160
Cash distributions paid to shareholders                                          (169,990)
                                                                       -------------------
                  Net cash provided by financing activities                    28,445,170
                  Increase in cash and cash equivalents                           581,244

Cash and cash equivalents, beginning of period                                        100
                                                                       -------------------

Cash and cash equivalents, end of period                                    $     581,344
                                                                       ====================

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid                                                               $     550,147
Non-cash transaction:
    Notes payable--secured issued by seller
    in connection with hotel acquisitions                                   $  68,569,500

(a) The company was initially capitalized on March 26, 1999; however, operations did not commence until September 1, 1999.

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1

GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
Apple Suites, Inc., together with its subsidiaries (the "company"), is a Virginia corporation formed in March of 1999, which commenced operations as a hotel real estate investment trust on September 1, 1999, the effective date of its first four hotel acquisitions. The accompanying consolidated financial statements include the accounts of the company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The company operates in one defined business segment consisting of extended-stay hotels. The hotels are located throughout the United States and operate as Homewood Suites(R) by Hilton. The company leased to Apple Suites Management, Inc. or its subsidiary (the "lessee") all of its hotels acquired during 1999.

The lessee is wholly owned by Glade M. Knight, Chairman and Chief Executive Officer of the company.

The lessee hired Promus Hotels, Inc. ("Promus"), a wholly owned subsidiary of Hilton Hotels Corporation ("Hilton") to manage the company's hotels under the terms of a management agreement between Promus and the lessee.

RELATIONSHIP WITH LESSEE
The company must rely on the lessee to generate sufficient cash flow from the operation of the hotels to enable the lessee to meet its rent obligation to the company under the master hotel lease agreements ("Percentage Leases"). At
December 31, 1999, the lessee's rent payable to the company amounted to $2,123,136. The original terms under the Percentage Leases allow monthly base rent to be paid in arrears and quarterly percentage rent to be paid 15 days following the quarter-end.

REFINANCING
The company has $68.6 million in notes payable with Hilton with principal payments of $34 million due on October 1, 2000, $30.2 million due on November 1, 2000 and $4.4 million due on January 1, 2001. The company plans to pay these notes with the proceeds from its continuous "best efforts" offering of common shares. However, based on the current rate at which equity is being raised by the offering, the company may have to seek other measures to repay these loans. The company is currently holding discussions with several lenders to obtain financing for its hotels and is exploring both unsecured and secured financing arrangements. Although no firm financing commitments have been received, the company believes that based on discussions with lenders and other market indicators it can obtain sufficient financing prior to maturity of the notes. Obtaining refinancing is dependent upon a number of factors, including: (1) continued operation of the hotels at or near current occupancy and room rate levels as the company's leases are based on a percentage of hotel suite income,
(2) general level of interest rates including credit spreads for real estate based lending, and (3) general economic conditions. For each of the notes payable, all of the Company's 11 hotels serve as collateral.

CASH AND CASH EQUIVALENTS
Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

RESTRICTED CASH
Restricted cash consists of cash restricted for property improvements.

INVESTMENT IN HOTELS
The hotels are stated at cost, net of depreciation, and including real estate brokerage commissions paid to Apple Suites Realty Group, Inc., a related party (see Note 6). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements and 5 to 7 years for furniture and equipment.

The carrying values of each hotel are evaluated periodically to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel. Adjustments are made based on fair value of the underlying property if impairment is indicated. No impairment losses have been recorded to date.

REVENUE RECOGNITION
Lease revenue is reported as income over the lease term as it becomes due from the lessee according to the provisions of the Percentage Lease agreements. At December 31, 1999, the lessee is in compliance with its rental obligations under the Percentage Leases.

STOCK INCENTIVE PLANS
The company elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. As discussed in Note 5, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," (FASB 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

EARNINGS PER COMMON SHARE
Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Class B Convertible Shares are not included in earnings per common share calculations until such time it becomes probable that such shares can be converted to common shares (see Note 4).

FEDERAL INCOME TAXES
The company is operated as, and will annually elect to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a real estate investment trust which complies with the provisions of the Code and distributes at least 95% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

For federal income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions declared per share were $.33 for the period ended December 31, 1999. In 1999, of the total distribution, 68% was taxable as ordinary income, and 32% was a non-taxable return of capital.

USE OF ESTIMATES
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

COMPREHENSIVE INCOME
The company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

NOTE 2
INVESTMENT IN HOTELS

At December 31, 1999,  the company  owned the  following  Homewood  Suites(R) by
Hilton:


                                     Acquisition         Carrying           Accumulated        First Mortgage            Date
            Location                    Cost              Value*            Depreciation        Encumbrances           Acquired
---------------------------------- --------------- ----------------- ----------------- --------------------- -------------------
Dallas/Addison, Texas                 $ 9,500,000       $ 9,780,937          $ 70,349           $ 7,141,500  September 1999
Dallas/Las Colinas, Texas              11,200,000        11,555,748            80,052             8,383,500  September 1999
Dallas/Plano, Texas                     5,400,000         5,558,623            46,204             4,050,000  September 1999
Richmond, Virginia                      9,400,000         9,667,166            80,046             7,050,000  September 1999
Atlanta/Cumberland, Georgia             9,800,000        10,199,600            55,013             7,350,000  October 1999
Baltimore, Maryland                    16,348,000        16,857,511            65,349            12,261,000  November 1999
Clearwater, Florida                    10,416,000        10,712,279            34,082             7,812,000  November 1999
Detroit, Michigan                       4,330,000         4,466,485            17,209             3,247,500  November 1999
Atlanta/Peachtree, Georgia              4,033,000         4,137,785            13,728             3,024,750  November 1999
Salt Lake City, Utah                    5,153,000         5,314,389            21,546             3,864,750  November 1999
Jackson, Mississippi                    5,846,000         5,965,318            12,631             4,384,500  December 1999
                                   --------------- ----------------- ----------------- --------------------- -------------------
                                      $91,426,000       $94,215,841          $496,209           $68,569,500
                                   --------------- ----------------- ----------------- --------------------- -------------------

* Includes real estate commissions (see Note 6), closing costs, and improvements capitalized since the date of acquisition for hotels acquired to date.

Investment in hotels at December 31, 1999 consist of the following:

Land                                                    $15,683,084
Building and improvements                                77,165,860
Furniture and equipment                                   1,366,897
------------------------------------------------------- -----------
                                                        $94,215,841
Less accumulated depreciation                              (496,209)
------------------------------------------------------- -----------
Investments in hotels, net                              $93,719,632
------------------------------------------------------- -----------

NOTE 3
NOTES PAYABLE

On April 20, 1999, the company obtained a line of credit in a principal amount of $1 million with a commercial bank. The line of credit was guaranteed by Mr. Knight, Chairman and Chief Executive Officer. The line required interest at LIBOR plus 1.50%. The principal balance and all accrued interest were paid in full by September 30, 1999.

In conjunction with the purchase of 11 hotels, notes were executed by the company made payable to the order of Hilton in the amount of $68,569,500. The notes bear a fixed interest rate of 8.5% per annum and are cross-collateralized by the 11 hotels owned by the company. Interest payments are due monthly. Notes amounting to $64,185,000 mature during the fourth quarter of 2000, and the remaining $4,384,500 note matures in January 2001. Principal payments are to be made to the extent of net equity proceeds from the offering of common shares. Hilton has agreed to defer principal payments until the earlier of April 29, 2000 or such time as two additional hotels have been purchased by the company. The company paid $550,147 in interest for the period ended December 31, 1999. The company's borrowings were $68,569,500 at December 31, 1999. The carrying value of the notes at December 31, 1999 approximates fair value.

NOTE 4
SHAREHOLDERS' EQUITY

The company is raising equity capital through a "best-efforts" offering of shares by David Lerner Associates, Inc. (the "Managing Dealer"), which will receive selling commissions of 7.5% and a marketing expense allowance of 2.5% based on proceeds of the shares sold. The company received gross proceeds of $32,627,476 from the sale of 1,666,667 shares at $9 per share and 1,762,747 shares at $10 per share during 1999. The net proceeds of the offering, after deducting selling commissions and other offering costs were $28,591,260.

The company provides a plan which allows shareholders to reinvest distributions in the purchase of additional shares of the company ("Additional Share Option"). Of the total proceeds raised from common shares during the year ended December 31, 1999, $92,940 (net $83,646) was provided through the reinvestment of distributions.

The company issued 240,000 Class B Convertible Shares, consisting of 202,500 shares to Mr. Knight, and a combined 37,500 Class B Convertible Shares to two other individuals. The Class B Convertible Shares were issued by the company before the initial closing of the minimum offering of $15,000,000, in exchange for payment of $.10 per Class B Convertible Share, or an aggregate of $24,000. There will be no dividend payable on the Class B Convertible Shares. On liquidation of the company, the holders of the Class B Convertible Shares will be entitled to a liquidation payment of $.10 per share before any distributions of liquidation proceeds to holders of the common shares. Holders of more than two-thirds of the Class B Convertible Shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Class B Convertible Shares or create a new class of stock senior to, or on a parity with, the Class B Convertible Shares. The Class B Convertible Shares may not be redeemed by the company.

Each holder of outstanding Class B Convertible Shares shall have the right to convert any of such shares into common shares of the company upon and for 180 days following the occurrence of either of the following conversion events: (1) the sale or transfer of substantially all of the company's assets, stock or business, whether through sale, exchange, merger, consolidation, lease, share exchange or otherwise, or
(2) the termination or expiration without renewal of the Advisory Agreement with Apple Suites Advisors, Inc., and if the company ceases to use Apple Suites Realty Group, Inc. to provide substantially all of its property acquisition and disposition services.

Upon the occurrence of either conversion event, each of the Class B Convertible Shares may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the public offering or offerings of the company's common shares made by the company's prospectus according to the following formula:

                                                        Number of Common Shares through Conversion of Each
Gross Proceeds Raised from Sales of Common Shares       Class B Convertible Share (the initial "Conversion
through Date of Conversion                              Ratio")
------------------------------------------------------- -----------------------------------------------------
         $ 50 million                                                           1.0
         $100 million                                                           2.0
         $150 million                                                           3.5
         $200 million                                                           5.3
         $250 million                                                           6.7
         $300 million                                                           8.0

No additional consideration is due upon the conversion of the Class B Convertible Shares. Upon the probable occurrence of a conversion event, the company will record expense for the difference between the market value of the company's common stock and issue price of the Class B Convertible Shares.

The Company has authorized 15 million shares of preferred stock. There were no shares issued and outstanding at December 31, 1999.

NOTE 5
STOCK INCENTIVE PLANS

In July 1999, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the "Directors Plan") whereby Directors, who are not employees of the company or affiliates (see Note 6), automatically receive options to purchase stock for 10 years from the adoption of the plan. Under the Directors Plan, the number of shares to be issued is equal to 45,000 plus 1.8% of the number of shares sold in excess of 1,666,667. This plan currently relates to the initial public offering of 30,166,667 shares; therefore the maximum number of shares to be issued under the Directors Plan currently is 558,000. The options expire ten years from the date of grant. As of December 31, 1999, 76,729 had been reserved for issuance.

In July 1999, the Board of Directors approved an Incentive Stock Option Plan (the "Incentive Plan") whereby incentive awards may be granted to certain employees of the company or affiliates. Under the Incentive Plan, the number of shares to be issued is equal to 35,000 plus 4.625% of the number of shares sold in excess of 1,666,667. This plan also currently relates to the initial public offering of 30,166,667 shares; therefore, the maximum number of shares that can be issued under the Incentive Plan currently is 1,353,125. As of December 31, 1999, 116,527 shares had been reserved for issuance.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the shares on the date of grant. Under the Incentive Plan, at the earliest, options become exercisable at the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable during which to exercise the options. In 1999, the company granted 22,000 options to purchase shares under the Directors Plan and no options under the Incentive Plan. Activity in the company's share option plan during 1999 is summarized in the following table:

                                                                                   1999
                                              --------------------------- -----------------------------------
                                                       Options             Weighted-Average Exercise Price
--------------------------------------------- --------------------------- -----------------------------------
Outstanding, beginning of period                                      --                                  --
Granted                                                           22,000                               $9.00
Exercised                                                             --                                  --
Forfeited                                                             --                                  --
--------------------------------------------- --------------------------- -----------------------------------
Outstanding, end of year                                          22,000                               $9.00
Exercisable at end of year                                        22,000                               $9.00
--------------------------------------------- --------------------------- -----------------------------------
Weighted-average fair value of options
granted during the year                                                                                $ .31
--------------------------------------------- --------------------------- -----------------------------------

Pro forma information regarding net income and earnings per share is required by FASB 123, under the fair value method described in that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1999: risk-free interest rates of 5.6%; a dividend yield of 10.0%; and volatility factor of the expected market price of the company's common stock of .208; and a weighted average expected life of the options of 10 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

For purposes of FASB 123 pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. As the options are exercisable within six months of the date of grant, the full impact of the pro forma adjustment to net income is disclosed below.

                                                          1999
                                                        --------
Net income available
to common shareholders

Pro forma                                               $358,645

As reported                                             $365,465

Earnings per common share-diluted
Pro forma                                               $.14
As reported                                             $.14


NOTE 6
COMMITMENTS AND RELATED PARTIES

The company receives rental income from the lessee under the Percentage Leases which expire in 2009 subject to earlier termination by the company with 30 days notice. The Leases contain two optional five-year extensions. The rent due under the Percentage Lease is the sum of base rent and percentage rent. Percentage rent is calculated by multiplying fixed percentages by the total amounts of suite revenues with reference to specified threshold amounts. Both the base rent and the revenue thresholds used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI"). The company earned rents of $2,518,031 for the period ended December 31, 1999.

Minimum future rental income (i.e. base rents) payable to the company under the Percentage Leases in effect at December 31, 1999 are as follows:

2000                                                    $ 6,583,400
2001                                                      6,583,400
2002                                                      6,583,400
2003                                                      6,583,400
2004                                                      6,583,400
Thereafter                                               31,564,507
                                                        -----------
                                                        $64,481,507
                                                        -----------

Under the Percentage Leases, the company is obligated to pay the costs of real estate and personal property taxes, property insurance, maintenance of underground utilities and structural elements of the hotels. The company is committed under certain agreements to fund 5% of suite revenues per month for capital expenditures to include periodic replacement or refurbishment of furniture, fixtures, and equipment. At December 31, 1999, $753,927 was held by Promus for capital improvement reserves. In addition in accordance with the franchise agreements, $1,023,721 was held for the property improvement plan with a financial institution and treated as restricted cash.

The company loaned the lessee $567,900 for franchise fees and $121,800 for hotel supplies for the 11 hotels. The debt agreements are evidenced by promissory notes bearing interest at a rate of 9% per annum. Principal and interest payments are due monthly. The promissory notes have various maturity dates through January 2010.

The company has contracted with Apple Suites Realty Group, Inc. ("ASRG") to acquire and dispose of real estate assets for the company. In accordance with the contract ASRG is to be paid a fee of 2% of the purchase price of any acquisitions or sale price of any dispositions of real estate investments, subject to certain conditions. During 1999, ASRG earned $1,828,520 under the agreement of which $849,628 was payable at December 31, 1999.

The company has contracted with Apple Suites Advisors, Inc. ("ASA") to advise and provide day to day management services to the company. In accordance with the contract, the company will pay ASA a fee equal to .1% to .25% of total equity contributions received by the company in addition to certain reimbursable expenses. During 1999, ASA earned $23,574 under this agreement of which $18,513 was payable at December 31, 1999.

The lessee, ASRG and ASA are 100% owned by Mr. Knight. ASRG and ASA may purchase in the "best efforts" offering up to 2.5% of the total number of shares of the company sold in the "best efforts" offering.

Mr. Knight also serves as the Chairman and Chief Executive Officer of Cornerstone Realty Income Trust, Inc., an apartment REIT. During 1999, Cornerstone Realty Income Trust, Inc. provided the company with services and rental space and was paid approximately $55,000.

NOTE 7
WARRANTS

The company has agreed to sell to the Managing Dealer for an aggregate of $100, warrants (the "warrants") to purchase 10% of the shares sold in this offering, up to 3,000,000 common shares, at an exercise price of $16.50 per common share (165% of the public offering price per common share). The Warrants may not be sold, transferred, assigned or hypothecated for one year from the date of issuance, except to the officers and employees of the Managing Dealer and are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing on the date of the final closing after the termination of the offering (the "Warrant Exercise Term"). At the company's expense, the company may be required to register the Warrants under the Securities Act during the Warrant Exercise Term.

NOTE 8
EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

Year Ended December 31, 1999
NUMERATOR:

         Net income and numerator for
         basic and diluted earnings                  $  365,465
DENOMINATOR:

         Denominator for basic earnings per
         share-weighted-average shares                2,648,196
EFFECT OF DILUTIVE SECURITIES:
         Stock options                                    2,200
---------------------------------------------------------------
         Denominator for diluted earnings
         per share-adjusted weighted-
         average shares and assumed conversions       2,650,396
---------------------------------------------------------------
         Basic and diluted earnings per
          common share                               $      .14
---------------------------------------------------------------

NOTE 9
LESSEE

All of the company's lease revenue is derived from the Percentage Leases with the lessee. Certain information, related to the lessee's financial statements, is as follows:

As of December 31,1999
-------------------------------------------------------------------
BALANCE SHEET INFORMATION:
         Cash and cash equivalents                       $2,395,000
         Total assets                                     3,826,155
         Due to Apple Suites, Inc.                        2,123,136
         Shareholders' Deficit                             (141,004)

For the period September 1 through December 31,1999
-------------------------------------------------------------------
STATEMENT OF OPERATIONS INFORMATION:
         Total revenue                                   $5,671,075
         Rent expense-Apple Suites, Inc.                  2,518,031
         Total expenses                                   5,812,179
         Net loss                                         (141,104)

At December 31, 1999, the company owned 11 hotels operating as Homewood Suites(R) by Hilton. The hotels operate pursuant to franchise license agreements which require the payment of fees based on a percentage of suite revenue and sundry revenue. These fees are paid by the lessee.

The lessee engages Promus as a third-party manager to operate the hotels leased by it and pays the manager a 4% management fee based on a percentage of adjusted gross revenue. During the first two years of the management agreement, a portion of the management fee equal to 1% of adjusted gross revenues is subordinated to the lessee's receipt of a return equal to 11% of the purchase price of each hotel. The lessee pays the manager a franchise fee and a marketing fee, equal to 4% of gross revenues, respectively.

NOTE 10
QUARTERLY AND FINANCIAL DATA (UNAUDITED)

The following is a summary of quarterly results of operations for the year ended December 31, 1999:

1999                                                      Third Quarter*                      Fourth Quarter
------------------------------------- ----------------------------------- -----------------------------------
Revenues                                                        $481,676                          $2,205,441
Net income                                                        38,708                             326,757
Basic and diluted                                                    .02                                 .12
Distributions declared per share                                      --                                 .33

* Operations commenced on September 1, 1999.

NOTE 11
PRO FORMA INFORMATION (UNAUDITED)

The following unaudited pro forma information for the period ended December 31, 1999 is presented as if the acquisition of the 11 hotels occurred on January 1, 1999. The pro forma information does not purport to represent what the company's results of operations would actually have been if such transaction, in fact, had occurred on January 1, 1999, nor does it purport to represent the results of operations for future periods.

                                                                                Twelve months ended 12/31/99
-------------------------------------------------------------------------------------------------------------
Lease revenue                                                                                    $14,102,040
Net income                                                                                       $ 3,828,096
Net income per share-basic and diluted                                                           $      1.31

The pro forma information reflects adjustments for actual lease revenue and expenses of the 11 hotels acquired in 1999 for the respective period in 1999 prior to acquisition by the company. Net income has been adjusted as follows:
(1)  depreciation  has been adjusted based on the company's basis in the hotels;
(2) advisory expenses have been adjusted based on the company's contractual arrangements; (3) interest expense has been adjusted to reflect the acquisition as of January 1, 1999; and (4) common stock raised during 1999 to purchase these hotels has been adjusted to reflect issuance as of January 1, 1999.

NOTE 12

SUBSEQUENT EVENTS

During January and February of 2000, the company closed the sale to investors of 335,487 shares at $10 per share representing net proceeds to the company of $3,019,377.

The company has entered into contracts to purchase two additional hotels from Hilton on or before April 28, 2000 for a total purchase price of $30.4 million. The purchase is subject to a number of customary closing conditions. In addition, the ability of the company to purchase the hotels is contingent upon its obtaining sufficient funds, either through the sale of sufficient common shares under the company's "best efforts" offering or through alternate financing sources. Therefore, there can be no assurance that the proposed purchase will occur as scheduled, or at all. There is a required deposit with Hilton of $400,000 against the aggregate purchase price. If the company does not complete the purchase, it could lose the monies deposited.

SCHEDULE  III REAL  ESTATE AND  ACCUMULATED  DEPRECIATION  (AS OF  DECEMBER  31,
1999)-APPLE SUITES, INC.

1. Addison,         $7,141,500    $2,090,000    $7,410,000      $280,937     $2,117,035    $7,663,902    $9,780,937
Texas

2. Las Colinas,      8,383,500     2,800,000     8,400,000       355,748      2,835,140     8,720,608    11,555,748
Texas

3. Plano,            4,050,000       594,000     4,806,000       158,623        600,481     4,958,142     5,558,623
Texas

4. Richmond,         7,050,000       846,000     8,554,000       267,166        858,975     8,808,191     9,667,166
Virginia

5. Atlanta,          7,350,000     2,254,000     7,546,000       399,600      2,282,915     7,916,685    10,199,600
Georgia
(Galleria)

6. Baltimore,       12,261,000     1,634,800    14,713,200       509,511      1,671,050    15,186,461    16,857,511
Maryland

7. Clearwater,       7,812,000     2,395,680     8,020,320       296,279      2,853,277     7,859,002    10,712,279
Florida

8. Detroit,          3,247,500       412,240     3,917,760       136,485        526,858     3,939,627     4,466,485
Michigan

9. Atlanta,          3,024,750       519,600     3,513,400       104,785      1,051,850     3,085,935     4,137,785
Georgia
(Peachtree)

10. Salt Lake        3,864,750     1,048,580     4,104,420       161,389        415,557     4,898,832     5,314,389
City, Utah

11. Jackson,         4,384,500       467,680     5,378,320       119,318        469,946     5,495,372     5,965,318
Mississippi

          TOTALS   $68,569,500   $15,062,580   $76,363,420    $2,789,840    $15,683,084   $78,532,757   $94,215,841   (1)
====================================================================================================================
1. Addison,            $70,349     1990        Sept 1999    39 yrs.
Texas

2. Las Colinas,         80,052     1990        Sept 1999    39 yrs.
Texas

3. Plano,               46,204     1997        Sept 1999    39 yrs.
Texas

4. Richmond,            80,046     1998        Sept 1999    39 yrs.
Virginia

5. Atlanta,             55,013     1990        Oct 1999     39 yrs.
Georgia
(Galleria)

6. Baltimore,           65,349     1998        Nov 1999     39 yrs.
Maryland

7. Clearwater,          34,082     1998        Nov 1999     39 yrs.
Florida

8. Detroit,             17,209     1990        Nov 1999     39 yrs.
Michigan

9. Atlanta,             13,728     1990        Nov 1999     39 yrs.
Georgia
(Peachtree)

10. Salt Lake           21,546     1996        Nov 1999     39 yrs.
City, Utah

11. Jackson,            12,631     1997        Dec 1999     39 yrs.
Mississippi

          TOTALS      $496,209
===============================

(1) Represents the aggregate cost for federal income tax purposes.

(2) The reconciliation of the carrying amount of real estate owned is as follows:

CARRYING VALUE:
    Beginning balance                                 $        --
    Acquisition of hotel properties                    91,426,000
    Subsequent costs capitalized                        2,789,841
                                                       ----------
    Balance at December 31, 1999                      $94,215,841
                                                      ===========

                          Independent Auditor's Report

The Management
Apple Suites Management, Inc.

We have audited the accompanying consolidated balance sheet of Apple Suites Management, Inc. (the "Company") as of December 31, 1999, and the related consolidated statements of operations and retained deficit and cash flows for the period from March 11, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimate made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Suites Management, Inc. at December 31, 1999, and the consolidated results of its operations and its cash flows for the period from March 11, 1999 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                     /s/ Ernst & Young LLP

Richmond, Virginia
February 28, 2000

                          APPLE SUITES MANAGEMENT, INC.
                           CONSOLIDATED BALANCE SHEET


AS OF DECEMBER 31,                                                                      1999
----------------------------------------------------------------------------------------------------
Current assets

Cash and cash equivalents                                                                $2,395,000
Net receivables                                                                             738,361
Inventories                                                                                 121,801
Other assets                                                                                  8,142
                                                                                 -------------------

     Total current assets                                                                 3,263,304

Deferred  franchise fees                                                                    562,851
                                                                                 -------------------

Total assets                                                                             $3,826,155
                                                                                 ===================

Liabilities and Shareholders' Deficit

Current liabilities

Accounts payable                                                                            $48,586
Rent payable to Apple Suites, Inc.                                                        2,123,136
Due to third party manager                                                                  454,147
Due to Apple Suites, Inc.                                                                    28,991
Accrued expenses                                                                            624,346
Current portion of long-term notes payable to Apple Suites, Inc.                             56,939
                                                                                 -------------------

     Total current liabilities                                                            3,336,145

Long-term notes payable to Apple Suites, Inc.                                               631,014
                                                                                 -------------------

Total liabilities                                                                         3,967,159

Shareholders' deficit

Common stock, no par value,  5,000 authorized;
  10 shares issued and outstanding                                                              100
Retained deficit                                                                           (141,104)
                                                                                 -------------------

Total shareholders' deficit                                                                (141,004)
                                                                                 -------------------

Total Liabilities and Shareholders' Deficit                                              $3,826,155
                                                                                 ===================

See accompanying notes to consolidated financial statements.

                          APPLE SUITES MANAGEMENT, INC.
            CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED DEFICIT

                                                           FOR THE PERIOD
                                                            MARCH 11, 1999
                                                               THROUGH
                                                         DECEMBER 31, 1999(a)
                                                    ----------------------------

REVENUE

Suite revenue                                                         $5,335,925
Other revenue and interest income                                        335,150
                                                    -----------------------------

   Total revenue                                                       5,671,075

EXPENSES

Rent expense-Apple Suites, Inc.                                        2,518,031
Operating expense                                                      1,656,540
General and administrative                                               494,377
Advertising and promotion                                                472,787
Utilities                                                                199,907
Franchise fees                                                           213,437
Management fees                                                          226,136
Other                                                                     30,964
                                                    -----------------------------

   Total expenses                                                      5,812,179

Loss before income taxes                                                (141,104)

Income tax benefit                                                            --
                                                    -----------------------------

Net loss                                                               $(141,104)

Retained deficit, beginning of period                                         --
                                                    -----------------------------

Retained deficit, end of period                                        $(141,104)
                                                    =============================


(a)  The Lessee commenced operations on September 1, 1999.

See accompanying notes to consolidated financial statements.

                          APPLE SUITES MANAGEMENT, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                          FOR THE PERIOD
                                                                          MARCH 11, 1999
                                                                             THROUGH
                                                                       DECEMBER 31, 1999(a)
                                                                    --------------------------

Cash flow from operating activities:

Net loss                                                                            $(141,104)

Adjustment to reconcile net loss to net cash provided by operating activities

       Amortization of deferred franchise fees                                           5,049

Changes in operating assets and liabilities:

       Receivables                                                                   (738,361)
       Other assets                                                                    (8,142)
       Due to Apple Suites, Inc.                                                        28,991
       Rent payable to  Apple Suites, Inc.                                           2,123,136
       Accounts payable                                                                 48,586
       Due to third party manager                                                      454,147
       Accrued expenses                                                                624,346
                                                                    ---------------------------

                              Net cash provided by operating activities              2,396,648

Cash flow from financing activities:

       Repayments of notes payable                                                      (1,748)
       Proceeds from sale of common stock                                                  100
                                                                    ---------------------------

                              Net cash used in financing activities                     (1,648)

                              Increase in cash and cash equivalents                  2,395,000

Cash and cash equivalents, beginning of period                                              --
                                                                    ---------------------------

Cash and cash equivalents, end of period                                            $2,395,000
                                                                    ===========================

Supplemental Cash Flow Information:

Non-cash transactions:
Notes payables-issued by Apple Suites, Inc.                                          $ 689,701
Payment of deferred franchise fees                                                   $ 567,900
Acquisition of inventory                                                             $ 121,801

(a)  The Lessee commenced operations on September 1, 1999.

See accompanying notes to consolidated financial statements.

APPLE  SUITES MANAGEMENT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1
GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION
Apple Suites Management, Inc. (together with its subsidiaries, the "Lessee") was formed on March 11, 1999 and is owned 100% by Glade M. Knight. Mr. Knight also serves as the Chairman and CEO of Apple Suites, Inc. (the "Company"). The Lessee commenced operations effective September 1, 1999 with the acquisition of 4 extended-stay hotels by the Company.

The Lessee operates in one business segment. Each hotel is leased by the Company to the Lessee under a master hotel lease agreement ("Percentage Lease") having an initial term of ten years, subject to earlier termination at the option of the Company upon 30 day notice. The lease agreement provides for two optional five year extensions. The Percentage Leases require base rent payments to be made to the Company on a monthly basis and additional quarterly payments to be made based upon percentages of suite and sundry revenue. Promus Hotels, Inc. or an affiliate ("Promus") manages the hotels under a management agreement with the Lessee. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels are located throughout the United States and are licensed with Homewood Suites(R) by Hilton.

The accompanying financial statements include the accounts of the Lessee and its subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS
Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value.

INVENTORIES
Inventories, consisting primarily of food and beverages and hotel supplies are stated at the lower of cost or market, with cost determined on a method that approximates the first-in, first-out basis.

REVENUE RECOGNITION
Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel's services.

OTHER REVENUE
Other revenue consists of revenues derived from hotel services such as telephone, TV, valet and vending machines. These sundry revenues are recognized in the period the related services are provided.

ADVERTISING AND PROMOTION COSTS
Advertising and promotion costs are expensed when incurred. Advertising and promotion costs represent the expense for franchise advertising and reservation systems under the terms of the hotel franchise agreements and general and administrative expenses that are directly attributable to advertising and promotion.

DEFERRED FRANCHISE FEES
Deferred franchise fees represent the costs incurred in connection with entering into hotel license agreements, which have a term of 20 years. Deferred franchise fees are being amortized over the term of the hotel license agreements.

RENT EXPENSE
Rent expense is recognized as incurred by the Company under the Percentage Leases commencing on the date the lease is executed. Percentage rent is accrued prior to the Lessee achieving the baseline revenue that triggers the percentage rental expense when achievement of the baseline revenue is considered probable. Baseline revenue amounts are determined on a quarterly basis for each hotel.

INCOME TAXES
The Lessee provides for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". SFAS No. 109 requires an asset and liability based approach in accounting for income taxes.

COMPREHENSIVE INCOME
The Company does not currently have any items of comprehensive income requiring separate reporting and disclosure.

USE OF ESTIMATES
The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

SEASONALITY
The hotel industry is seasonal in nature. Seasonal variations in revenues at the hotels under lease may cause quarterly fluctuations in the Company's revenues. Revenues for 1999 primarily consist of fourth quarter revenues which may not be indicative of a full year.

NOTE 2
PERCENTAGE LEASES
The Percentage Leases expire in 2009, subject to earlier termination by the Company upon 30 day notice. The Percentage Leases provide for two optional five-year extensions. The rent due for each hotel is the sum of a base rent and a percentage rent. Percentage rent is calculated on a quarterly basis by multiplying fixed percentages by the total amounts of year-to-date suite revenues with reference to specified threshold amounts, known as breakpoints. Both the base rent and the breakpoints used in computing percentage rents are subject to annual adjustments based on increases in the Consumer Price Index ("CPI").

The Lessee's future commitments to the Company for base rent in effect at December 31, 1999 are as follows:

                  Year                                 Amount
                  ----                                 ------

                  2000                            $ 6,583,400
                  2001                              6,583,400
                  2002                              6,583,400
                  2003                              6,583 400
                  2004                              6,583,400
                  Thereafter                       31,564,507
                                                   ----------
                                                  $64,481,507
                                                  ===========

Base rent is payable to the Company in arrears and percentage rent is payable 15 days following a quarter-end. The Lessee incurred rent expense of $2,518,031 for the year ended December 31, 1999 and had rent payable of $2,123,136 at December 31, 1999.

NOTE 3
COMMITMENTS AND RELATED PARTY TRANSACTIONS
On September 17, 1999, the Lessee entered into various debt agreements with the Company. The Lessee borrowed from the Company $567,900 for franchise fees and $121,800 for hotel supplies. The promissory notes relating to these debt agreements bear interest at a rate of 9% per annum. Principal and interest payments are due monthly. The Lessee incurred interest expense of $10,915 related to the promissory notes and $7,557 was payable at December 31, 1999.

The aggregate maturities of principal for promissory notes subsequent to December 31, 1999 are as follows:

                  Year                                 Amount
                  ----                                 ------

                  2000                               $ 56,939
                  2001                                 62,612
                  2002                                 68,485
                  2003                                 74,909
                  2004                                 79,687
                  Thereafter                          345,321
                                                      -------
                                                     $687,953
                                                     ========

The Lessee has entered into license agreements with Promus to operate the hotels as Homewood Suites(R) by Hilton properties. These agreements have terms of 20 years and expire in 2019. These agreements require the Lessee to, among other things, pay monthly franchise fees equal to 4% of suite revenue. License and franchise agreements contain specific standards for, and restrictions and limitations on, the operation and maintenance of the hotels which are established by Promus to maintain uniformity in the system for Homewood Suites(R) by Hilton. Such standards generally regulate the appearance of the hotel, quality and type of goods and services offered, signage, and protection of marks. Compliance with such standards may from time to time require significant expenditures for capital improvements which will be borne by the Company. In addition, the agreements provide that Promus will manage the daily operations of the hotels and provide advertising and promotion to include access to the reservation system for Homewood Suites(R) by Hilton. The Lessee pays Promus 4% of monthly suite revenue for each of these functions, respectively. Total expenses incurred by the Lessee for franchise fees, advertising and promotion fees, and management fees totaled $653,010.

NOTE 4
SHAREHOLDER'S EQUITY
The Lessee requires or may require funds to capitalize its business to satisfy its obligations under Percentage Leases with the Company, dated September 17, 1999. To meet these objectives, the Lessee has two funding commitment agreements (together "Payor") of $1 million each from Mr. Knight and Apple Suites Realty Group, Inc., ("ASRG"), respectively. ASRG is owned by Mr. Knight. The funding commitments are contractual obligations of the Payor to provide funds to the Lessee. Funds paid to the Lessee under the commitments are to be used to satisfy any capitalization or net worth requirements applicable to the Lessee or the Lessee's payment obligations under the lease agreements and does not represent any indebtedness. The funding commitments terminate upon the expiration of the Percentage Leases, written agreement between the Payor and the Lessee, or repayment of all amounts to the Payor. As of December 31, 1999, no contributions have been made by the Payor to the Lessee.

NOTE 5
INCOME TAXES
The Lessee is subject to federal and state income taxes. The Lessee incurred a loss during the period and as such has no income tax liability at December 31, 1999. No deferred income tax asset has been recorded in the consolidated balance sheet since realization is uncertain. At December 31, 1999, the Lessee has $110,000 of net operating loss carryforwards which expire in 2020.

NOTE 6
CREDIT RISK
The Lessee maintains cash on deposit with Promus in a pooled investment account that potentially subjects the Lessee to a concentration of credit risk. At December 31, 1999 the Lessee has $1,107,399 on deposit with Promus.

                               APPLE SUITES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Suites, Inc. (the "Company") are presented as if the acquisition and leasing of the eleven extended-stay hotels by the Company had occurred at the beginning of the period presented. The seller was Promus Hotels, Inc., or an affiliate. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels have been leased to Apple Suites Management, Inc. or its subsidiary (the "Lessee") pursuant to master hotel lease agreements. Such pro forma information is based in part upon the Consolidated Statement of Operations of the Company, the Pro Forma Statement of Operations of the Lessee and the historical Statements of Operations of the acquired hotels. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the period presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for future periods. The master hotel lease agreements between the Company and the Lessee were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. The most significant assumption which may not be indicative of future operations is the amount of financial leverage employed. This Pro Forma Statement assume 75% of the purchase price was funded with debt for the entire period presented. The Company intends to repay this debt with the proceeds from its "best efforts" offering. This repayment of debt would result in lower interest expense, higher net income, but lower earnings per share.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                                  Pro Forma Adjustments
                                     ---------------------------------------------------------------------------------
                                                    Homewood          Homewood         Homewood
                                      Historical     Suites            Suites           Suites
                                     Statement of  Acquisition       Acquisition      Acquisition           Total
                                      Operations      (A I)            (A II)           (A III)           Pro Forma
                                     ---------------------------------------------------------------------------------
Revenue:
   Percentage lease revenue             $2,518,031  $4,510,834  (B)   $5,932,615 (B)   $1,140,560  (B)    $14,102,040
   Interest income and other income        169,086          --                --               --             169,086

Expenses:
   Taxes and insurance                     426,592     822,599  (C)      647,225 (C)       93,884  (C)      1,990,300
   General and administrative              153,807      82,649  (D)       86,636 (D)       65,659  (D)        388,751
   Depreciation                            496,209     656,623  (E)      821,580 (E)      140,664  (E)      2,115,076
   Interest expense                      1,245,044   1,977,313  (F)    2,353,863 (F)      372,683  (F)      5,948,903
                                     ---------------------------------------------------------------------------------

Total expenses                           2,321,652   3,539,184         3,909,304          672,890          10,443,030
                                     ---------------------------------------------------------------------------------

Net income                              $  365,465  $  971,650        $2,023,311         $467,670         $ 3,828,096
                                     =================================================================================

Earnings per common share:
   Basic and diluted                         $0.14                                                              $1.31
                                     ==============                                                     ==============

Basic and diluted weighted average
common shares outstanding                2,648,196          --  (G)       99,283 (G)      176,360  (G)      2,923,839
                                     ==============                                                     ==============

Notes to Pro Forma Condensed Consolidated Statements of Operations

(A) Represents results of operations for the eleven hotels acquired on a pro forma basis as if the eleven hotels were owned by the Company at the beginning of the period presented.

                                                                Date Commenced                    Date
         Property                                                 Operations                    Acquired
-------------------------------------------------------------------------------------------------------------------
I         Homewood Suites - Dallas, TX                               1990                  September 1, 1999
I         Homewood Suites - Las Colinas, TX                          1990                  September 1, 1999
I         Homewood Suites - Plano, TX                                1997                  September 1, 1999
I         Homewood Suites - Richmond. VA                           May 1998                September 1, 1999
I         Homewood Suites - Atlanta, GA                              1990                   October 1, 1999
-------------------------------------------------------------------------------------------------------------------
II        Homewood Suites - Clearwater, FL                       February 1998             November 24, 1999
II        Homewood Suites - Salt Lake, UT                            1996                  November 24, 1999
II        Homewood Suites - Atlanta, GA                              1990                  November 24, 1999
II        Homewood Suites - Detroit, MI                              1990                  November 24, 1999
II        Homewood Suites - Baltimore, MD                         March 1998               November 24, 1999
-------------------------------------------------------------------------------------------------------------------
III       Homewood Suites - Jackson, MS                          February 1997             December 22, 1999

(B) Represents lease payment from the Lessee to the Company calculated on a pro foma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the discussion of the master hotel lease agreement for details.

(C) Represents historical real estate and personal property taxes and insurance which will be paid by the Company pursuant to the master hotel lease agreements. Such amounts are the historical amounts paid by the respective hotels.

(D) Represents the advisory fee of .25% of accumulated capital contributions under the "best efforts" offering for the period of time not owned by the Company and anticipated legal and accounting fees, employee costs, salaries and other costs of operating as a public company.

(E) Represents the depreciation on the eleven hotels acquired based on the purchase price, excluding amounts allocated to land, of $37,450,320 for the first acquisition, $41,085,600 for the second acquisition, and $5,485,886 for the third acquisition, for the period of time not owned by the Company. The average life of the depreciable assets was 39 years. The estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.

(F) Represents the interest expense for the eleven hotel acquisitions for the period in which the hotels were not owned, interest was computed using the interest rates of 8.5% on mortgage debt of $33,975,000 for the first acquisition, $30,210,000 for the second acquisition and $4,384,500 for the third acquisition that was incurred at acquisition.

(G) Represents additional common shares assuming the properties were acquired at the beginning of the period presented with the net proceeds from the "best efforts" offering of $9 per share (net $8.06 per share) for the first $15,000,000 and $10 per share (net $8.95 per share) for the remainder.

                          APPLE SUITES MANAGEMENT, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple Suites Management, Inc. (the "Lessee") are presented as if the leasing of the eleven extended-stay hotels from Apple Suites, Inc. (the "Company") to the Lessee or its subsidiary had occurred at the beginning of the period presented. The Company purchased the hotels from Promus Hotels, Inc., or an affiliate. Promus Hotels, Inc. is a wholly-owned subsidiary of Hilton Hotel Corporation ("Hilton"). The hotels have been leased to the Lessee or its subsidiary pursuant to master hotel lease agreements. Further, the results of operations reflect the hotel management agreements and hotel license agreements between Promus and the Lessee or its subsidiary. The master hotel lease agreements were based on economic conditions existing at the time of acquisition. Application of these agreements to periods prior to the acquisition may not be meaningful. Such pro forma information is based in part upon the Consolidated Statement of Operations of the Lessee and the hotels and should be read in conjunction with the financials statement contained herein. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

         The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the period are not necessarily indicative of what the actual results of operations of the Lessee would have been assuming such transactions had been completed as of the beginning of the period presented, nor does it purport to represent the results of operations for the future periods.

FOR THE YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)

                                                     Homewood      Homewood      Homewood
                                      Historical      Suites        Suites        Suites
                                     Statement of  Acquisitions  Acquisitions   Acquisition    Pro Forma              Total
                                      Operations       (A I)        (A II)        (A III)     Adjustments           Pro Forma
                                     -------------------------------------------------------------------------------------------
REVENUES:
   Suite revenue                        $5,335,925    $9,818,797   $12,082,374    $2,230,952            --          $29,468,048
   Other income                            335,150       560,096       709,240       168,438            --            1,772,924

EXPENSES:
   Operating expenses                    1,656,540     3,794,204     4,870,096       954,102            --           11,274,942
   General and administrative              494,377       250,317       300,399        77,381    $(107,000)  (B)
                                                                                                    19,036  (C)       1,034,510
   Advertising and promotion               472,787       438,985       580,564       112,902     (965,290)  (D)
                                                                                                   965,285  (E)       1,605,233
   Utilities                               199,907       354,113       551,359        75,639            --            1,181,018
   Taxes and insurance                          --       822,599       647,225        93,884   (1,563,708)  (F)              --
   Depreciation expense                         --     1,783,021     2,217,128       426,986   (4,427,135)  (G)              --
   Franchise fees                          213,437       392,757       483,295        89,238     (965,290)  (H)
                                                                                                   965,285  (I)       1,178,722
   Management fees                         226,136       311,275       383,599        71,982     (766,856)  (J)
                                                                                                 1,130,796  (K)       1,356,932
   Rent expense-Apple Suites, Inc.       2,518,031            --            --            --    11,584,009  (L)      14,102,040
   Other                                    30,964            --            --            --            --               30,964
                                     ----------------------------------------------------------------------       --------------

Total expenses                           5,812,179     8,147,271    10,033,665     1,902,114     5,869,132           31,764,361

Income before income tax                 (141,104)     2,231,622     2,757,949       497,276    (5,869,132)            (523,389)

     Income tax expense                         --            --            --            --            --                   --
                                     ----------------------------------------------------------------------       --------------

Net income                              $(141,104)    $2,231,622    $2,757,949      $497,276   $(5,869,132)           $(523,389)
                                     ======================================================================       ==============

Notes to Pro Forma Condensed Consolidated Statements of Operations

(A) Represents results of operations for the eleven Homewood Suites hotel acquisitions on a pro forma basis as if the hotels acquired were leased and operated by the Lessee at the beginning of the period presented, see below. The hotels acquired are as follows:

                                                                Date Commenced                    Date
         Property                                                 Operations                    Acquired
-------------------------------------------------------------------------------------------------------------------
I         Homewood Suites - Dallas, TX                               1990                  September 1, 1999
I         Homewood Suites - Las Colinas, TX                          1990                  September 1, 1999
I         Homewood Suites - Plano, TX                                1997                  September 1, 1999
I         Homewood Suites - Richmond. VA                           May 1998                September 1, 1999
I         Homewood Suites - Atlanta, GA                              1990                   October 1, 1999
-------------------------------------------------------------------------------------------------------------------
II        Homewood Suites - Clearwater, FL                       February 1998             November 24, 1999
II        Homewood Suites - Salt Lake, UT                            1996                  November 24, 1999
II        Homewood Suites - Atlanta, GA                              1990                  November 24, 1999
II        Homewood Suites - Detroit, MI                              1990                  November 24, 1999
II        Homewood Suites - Baltimore, MD                         March 1998               November 24, 1999
-------------------------------------------------------------------------------------------------------------------
III       Homewood Suites - Jackson, MS                          February 1997             December 22, 1999

(B) Represents the elimination of the historical accounting fee allocated to the hotels by the prior owner.

(C) Represents the addition of the anticipated legal and accounting and other expenses to operate as a stand alone company.

(D) Represents the elimination of the historical advertising, training and reservation fee allocated to the hotels by the prior owner.

(E) Represents the addition of the marketing fee to be incurred under the new license agreements. The marketing fee is calculated based on the terms of the license agreements which is 4% of suite revenue.

(F) Represents the elimination of the taxes and insurance. Under the terms of the lease these expenses will be incurred by the Company and, accordingly, are reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(G) Represents the elimination of the depreciation expense. This expense will be reflected in the Company's Pro Forma Condensed Consolidated Statement of Operations.

(H) Represents the elimination of the historical franchise fee allocated to the hotels by the prior owner.

(I) Represents the addition of franchise fees to be incurred under the new license agreements. The franchise fees are calculated based on the terms of the agreement , which is 4% of suite revenue.

(J) Represents the elimination of the historical management fees for the year ended December 31, 1999.

(K) Represents the addition of the management fees of 4% of gross revenue and the accounting fee $1,000 per hotel per month to be incurred under the new management agreements for the period presented.

(L) Represents lease payments from the Lessee to the Company calculated on a pro forma basis by applying the rent provisions in the master hotel lease agreements to the historical room revenue of the hotels as if the beginning of the period was the beginning of the lease year. The base rent and the percentage rent will be calculated and paid based on the terms of the lease agreement. Refer to the discussion of the master hotel lease agreements for details.